Exhibit 99.2

11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

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FINAL TRANSCRIPT

FTI Consulting Inc Investor Day

EVENT DATE/TIME: 11/13/2017 10:00 AM GMT

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

CORPORATE PARTICIPANTS

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

Carlyn R. Taylor FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Charles D. Overstreet FTI Consulting, Inc. - Global Segment Leader of Health Solutions

Christopher Osborne FTI Consulting, Inc. - Global Leader of Economic Consulting Segment

Holly Paul FTI Consulting, Inc. - Chief HR Officer

Jeffrey S. Amling FTI Consulting, Inc. - CMO & Head of Business Development

John C. Klick FTI Consulting, Inc. - SVP

Kevin Hewitt FTI Consulting, Inc. - EMEA Chairman

Mark McCall FTI Consulting Group Limited - Senior MD and Americas Head of the Strategic Communications

Michael C. Eisenband FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

Paul Alderman Linton FTI Consulting, Inc. - Chief Strategy & Transformation Officer

Paul S. Ficca FTI Consulting, Inc. - Senior MD and Global Leader of Construction Solutions Practice

Sophie Ross FTI Consulting, Inc. - Global CEO of the Technology Segment

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Unidentified Company Representative -

CONFERENCE CALL PARTICIPANTS

Marc Frye Riddick Sidoti & Company, LLC - Research Analyst

Unidentified Analyst -

Unidentified Participant -

PRESENTATION

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

Good morning, everyone, and welcome to FTI Consulting’s Investor Day. I want to thank you for joining us today. And on behalf of the entire management team, we’re excited to share with you today our plans to both accelerate growth and take — and make FTI Consulting more than a sum of its parts.

Today, you will hear presentations from our business leaders and corporate leaders. They will discuss with you the journey that we’ve been on over the last 3 years, and they will also discuss their key priorities for growth for each of their businesses.

Let me start by telling you what you have in front of you on your tables in the materials that we’ve provided.

First, we provided you with a printout of today’s slides in the presentation. Second, you have an Investor Day brochure at your table, which provides an overview of FTI Consulting, an overview of each of our business segments and also includes client success stories for each of our businesses to give you a flavor of the work that we do every day.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

In your bags behind you, we have provided you with a special print edition of the FTI Journal, which is one of our thought leadership channels. The stories in the journal have been selected to show you not only the depth of our expertise, but the broad reach of our global platform.

We’ve also provided for you a copy of our first-ever corporate citizenship report. This report will give you a flavor of how FTI professionals are making an impact in the communities in which we do business.

For those of you on the webcast, you can find these materials on our corporate website under the Investor Relations section at www.fticonsulting.com.

For those of you here today that would like to access these materials online, there is a WiFi code at each of the tables, which will give you that information. If you need to make a point — call at any point during today’s session, I ask that you leave the plenary session and take your call outside, and there are bathrooms located outside to the left of the — of this room. We’ve a very packed presentation this morning, so we’re going to break for lunch in about 2 hours.

Before I turn the floor over to Steve Gunby, our President and CEO, I want to cover a few formalities.

During today’s event, you will hear or see financial information that we refer to as, for the last 4 quarters ended September 30, 2017. Please keep in mind that such information is not indicative of full calendar year results for the company or for any segment. However, we believe presenting our financial results for the last 4 quarters in this manner is helpful in understanding the recent performance of the business.

I would also like to remind everyone that today’s event and presentation materials include forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21 of the Securities Exchange Act of 1934 that involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future event, future revenues, future results and performance expectations, plans or intentions related to financial performance, acquisition, share repurchases, business trends and other information or matters that are not historical, including statements regarding estimates of our future results. For a discussion of risk factors and other factors that may cause actual results to differ from those contemplated by forward-looking statements, investors should review the safe harbor statement in today’s Investor Day presentation. In addition, our discussion is qualified by the risks described under the headings Part 2 1A Risk Factors in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2017, filed with the Securities and Exchange Commission; and in the company’s other filings with the Securities and Exchange Commission, including risks set forth under risks related to our reportable segments and risks related to our operations. A copy of our Form 10-Q and other filings with the SEC are available on our website. Investors are cautioned not to place undue reliance on any forward-looking statements, which speaks only as to the date of this Investor Day and will not be updated.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

During today’s event, we will discuss certain non-GAAP measures such as adjusted EBITDA, total adjusted segment EBITDA, adjusted earnings per share, adjusted net income and free cash flow. For a discussion of these and other non-GAAP financial measures as well as our reconciliation of our non-GAAP financial measures to our most recently comparable GAAP measures, investors should review the appendix of our Investor Day presentation.

With these formalities out of the way, I’m excited to open the stage for our President and CEO, Steve Gunby.

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

I do think Mollie deserves applause. I mean, could any of you read that statement with that much energy? Thank you, Mollie, and thank you all for joining us today. I’m delighted to be here, but I’m even more delighted that each of you took the time on a rainy day, it wasn’t a great day outside, but to take the time out of your schedule to join us.

We have what I hope is a terrific program for each of you today, a program that allows each of you to get into the details of our business, not just descriptive, not just a description of what each of these businesses is, which sometimes you need. This is a pretty complicated set of businesses. But beyond that, a sense of the initiatives that are being driven, the thrusts that are being taken by each of the business leaders to build these businesses; the power of those initiatives; where we are on the change journey; the results we are having; and importantly, why each of those business leaders is excited about where the business is today and where they see it able to go going forward. So that’s what we’re planning to do today.

We have one message. We have lots of messages. We have one overarching message that I hope you walk away from this meeting with, which is the team you’re going to see and I are unbelievably excited about where this company is today and where we are at this point in the journey where we are poised to go going forward.

What we’re going to do is get you into the details of the businesses, the initiatives. You’re going to hear people talk about some of the great things they do. Perhaps not typical at every Investor Day, people are also going to talk candidly. They’re going to talk candidly about some of the issues they’ve worked through, some of the issues we’ve had addressed, some of the places we’ve missed opportunities. I’m going to talk about where we are in that journey and why we believe at this point, we are at a point where we are poised to take this company forward. And we hope this gives you a real sense of where the company is and answers the questions on your mind.

The way we’re going to do that is through a packed agenda, as Mollie said. The morning is going to be the segment leaders. Each coming up talking about each of the businesses, giving you a flavor in case you’re new to the company. What each of these businesses does. But importantly, some of the strengths

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

of the businesses, some of the places where we’ve had to work through issues, where we are in working through those issues, and why we believe we are positioned for growth going forward. That’s the morning. In the afternoon, we’re going to talk more about the company as a whole, how do we not only have each segment driving the business but how do we, as a whole, unlock the value of FTI. We’ve spent a lot of time over the last 3 years business by business, fixing things, betting on bets where we see there’s opportunities, driving initiatives forward. And I don’t think there’s anything more important than the business-by-business reviews because we have made progress on those business by business from where we were. But the company also has the power to be that much more. We have a company — and by the way, these segments are not unrelated, and we have the ability to do so much more for our clients by linking across the segments.

So what we’re going to be talking about is how are we making the sum of this company more than simply the sum of the parts, and that we’ll do in the afternoon. And we’ll do that by 2 different mechanisms. First will be a panel discussion of a number of people who are driving cross-company initiatives. Jeff Amling is going to talk about M&A. How we’ve collectively come to a definition of which M&A we’re going to go after and which ones we’re not going to go after. So we jump aggressively on good M&A but also walk away from the M&A that looks good, which is a lot of M&A that looks good in professional services that doesn’t turn out to be good. And we’ll talk a little bit about how we’ve gotten agreement around that and how we’re driving that going forward.

Charles Overstreet will talk about this radical idea of in addition to strengthening our business, maybe sometimes it helps to collaborate across segments, and talk about how we took one of our sub businesses, health solutions, and made it stronger by collaborating across segments and the power of that idea going forward.

John Klick, John’s right there, will talk about one of the most important ideas, which is deepening our client relationships. It’s a funny thing in our company, we have powerful client relationships. We’ve deep experts, who have sometimes helped companies save the bacon of companies. And so there’s deep respect for us. But in many of those companies, they only know that expert and think of us as this sliver of our business, and there’s a tremendous power to actually introduce the broader capabilities to those companies and both for us and for them.

Paul Linton, our Head of Strategy, will talk about some of the cross-company cost initiatives we’ve taken. The whole ExCo is taken together. And not just triage efforts, but a commitment to improve our infrastructure, multiyear efforts to improve our infrastructure for our people while getting our costs under control.

And then Holly will talk about some of the people things that are required to actually make this whole thing go in professional services not just the sort of general people principles, but how do you do that also when you have very disaggregated situations around the world, how do you bet big one place and not other places and do that while supporting everybody.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So collectively, that — this panel will be one of discussions of how we’re trying to not only have the segments be better each of them in and of themselves but make the company more than the sum of the parts.

The second discussion will be led by Kevin Hewitt, who’s the leader of our EMEA region. We are putting in place what we hope is a lean, but also clearly effective matrix structure in this company. Segments are the foundation of this company because we’re an expertise-based company. We will never be getting away from segments. They are the cornerstone of our company. But we have the ability to also bridge across the segments. And one of the places we’re doing that is — one of the ways we’re doing that is by using regional structures to do so. We have not only theories of how that can work, but we now have 3 years of experience in EMEA, where we actually have major results from that. And so Kevin will come up and describe a little bit about the theory of what we’re trying to do by the regional structure but also the results that we’ve had.

So that is through, I guess, 1:00. No, through 1:15. And this is a shareholder conference, so no matter what I do, I have to let Ajay get up here. So Ajay will come up and — raise your hand, Ajay, and say a few words. And then we’ll get everybody back up on the stage so we have time for Q&A. So that Q&A can be whatever you want. So if you’re thinking about something in the morning when Sophie’s presenting, write a note. I mean, we don’t really have time for Q&A, unless it’s really brilliantly urgent, during the morning presentations. But write the note down, and we can come back to that in the afternoon, and we’ll make sure there’s plenty of time for Q&A on the topics we’ve covered or anything else on your mind.

And then, time permitting, I’ll have a few closing remarks. So that’s the schedule for today. Feel like it will — might meet what you’re looking to get out of the day? At least I got a few nods. Thank you.

Okay. Let me take a couple more minutes up here, if I may, and let me switch gears for a second. I want to preview some of the content in maybe a little bit more detail, but also maybe interpret it. And maybe address some of the lingering or interesting tough questions in the back of some of your minds, and see if I can surface a level of candor about where we’ve been that it helps the conversation about where we can go.

So each of the segments is going to get up here, and you’re going to hear an enormous amount of pride from every one of those segments. You’re going to hear people talk about the people. You’re going to hear people talk about the awards that we win. And I won’t talk at high level. There be listing lots and lots of words, so McCall gave me these things. They’ll be talking about: we’re the #1 restructuring adviser in U.S. by value and volume for the last 8 consecutive years; we’re the global turnaround consulting firm of the year for the last 3 years; we’re the arbitration firm of the year for the last 3 years; we’ve the most experts recognized in Who’s Who Consulting Experts Guide; we’re the #1 global risks investigation services provider by the National Law Journal this year; Corporate Counsel Best of Survey ranked us the

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

#1 Provider of Cyber Security of 2017; and a lot more. And you’ll hear that. You’ll also hear what it translates into, which in many cases, really powerful reputation in the marketplace. I also want to use that up here to address some of the questions that might be in the back of your mind.

When I joined FTI several years ago, I had a similar conversation with somebody in this room. I mean, I was really pumped up about some of the — just the amazing talent we have and some of the great positions and all the awards we win. And one of you kindly put your arm around me and said, “That great, Steve. We’re shareholders. Have you looked at the results?” So let me talk about that and acknowledge that for a while, this company’s results weren’t what we wanted them to be despite great people and great positions, talk about where we’ve come over the last few years, and importantly, use that to talk about where we think we are headed going forward.

The way I’d like to do that is a very dense complicated slide, which I’m going to — then I’m going to excerpt from, if I may. So this slide shows GAAP EPS and adjusted EPS for essentially this decade, but actually an attempt to work out some of the noise that we have quarter-to-quarter. And instead of using GAAP and adjusted EPS, I do 2-year average GAAP and adjusted EPS. It’s something that we use internally to talk about things because we can always have noise quarter-to-quarter. But, by the way, if for 2 years the business is going like this, it isn’t noise. And, by the way, if for 2 years the business is going like this, it’s not noise. So you can talk about noise, but the noise tends to cancel out the longer the period of time. So I like to talk about 2 years.

Here, if you look at it, the GAAP EPS still has a lot of noise in it, particularly because of the strat comm write-offs in the middle of the — in the early to mid-part of the decade. So with your permission, what I’d like to do is take that top line and talk about 3 time periods. The periods to the middle of the decade, the last few years and then where we see us going forward. Okay?

Let me take that top line. I’m going to reprint it. This is the same top line just to the middle of the decade, and I just changed the axes so you can see the trends a little bit more clearly. It’s the same point as the prior slide, everybody. See it’s the same data, it’s just the top line with the restated axes.

Everybody okay with this? Okay. So this is what one of you put your arm around me and said, “Look, it’s great, Steve, so talk about great position, it’s great to talk of great people. I believe you.” Basically that look. So let me try to talk about why we have those results, what I think has been different the last few years, and what we believe is going to be even more different going forward. And the way I’d like to do that is I’m going to use the world’s simplest model of economics of a professional services firm.

If somebody has a more simple model, please tell me later, okay? This is a pretty simple model. You care about results. In professional services, there are really 2 bases for potential results. Either you’re growing the business. It’s growing. It’s vibrant. It’s attracting people. It’s making money. It’s making more money. You’re reinvesting, it’s making more money. That’s called organic growth or perhaps organic decline. If you have organic decline, it’s one way, organic growth is the other one. The other one is there’s a lot of

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

cash that comes out of professional services. How you use the cash matters. So if you have flat organic growth but you’re buying companies that are great, that can create value. If on the other hand, you’re buying — spending money in cash in the ways it doesn’t create value, you’re not creating value there, then you have to rely on organic growth. Those are the 2 ways. Results are a function of those 2. You can describe it in a lot of different ways, but this is one model.

So if you think about that, how were we doing in this period of time to the middle of the decade? And the answer is, not well, as many of you know. This company had a fabulous use of cash in the early part of the century. We had some of the best acquisitions ever done in professional services. And Jeff Amling will talk a teeny bit about that. It created this company. We bought great companies cheap with people who wanted to stay with us, and they built something. And that’s how this company got founded. What Jeff will tell you is during this period, not so much. We did a lot of acquisitions and in retrospect, many of them didn’t turn out to be accretive. After 5 years, the people left. The EBITDA that looks good goes away, and that wasn’t it, so the left-hand side wasn’t so great.

More troubling, the right-hand side was even worse. If you look at the data through this period, our average EBITDA decline was $20 million a year. And if you normalize for acquisitions, it was about $30 million a year.

So if you have a left-hand side of this that’s not so great and you got $30 million negative on the right-hand side, you don’t need a really complicated model to say the results aren’t going to be good. And that essentially describes our period in — until the middle of the decade.

So how are we doing since? Sorry, before I go to that, this picture of negative, negative is negative is not inevitable in professional services. Lots of professional services succeed. We built a simple model. You can re-create it. If you say — if you use good use of cash and even have mid-digit adjusted EBITDA growth on an organic basis, mid-single digit, you can yield double-digit EPS. And I can walk that through that model with you, but it’s pretty simple to create. Good use of cash plus organic EBITDA growth at even a modest rate gives you double-digit adjusted EPS gain. That is the aspiration that we have for this company. That’s the aspiration we talk about internally, and one I’m going to come back to.

So let’s use this and map how we’ve done the last few years. Last few years, we’ve been able to turn the ship. But we have not yet turned the ship over this period of time as much as that last slide aspired to. I believe, you can see from the — certainly a change in trajectory from an average EPS between ‘14 and ‘15 of $1.74 and potentially a plummeting line, the line is going up, which is obviously better. And we’ve moved up to $2.04 between ‘15 and ‘16, and where we are this year will affect where within that bracket we are this year, but it’s obviously a more upwards sloping line than it was.

Having said that, if you do the math to where it’s probably half the level of double-digit organic growth of EPS, probably half that level. It’s not at our aspirations. So why is that? Essentially, I believe, if you look at our track record, we have put in place terrific use of cash. We have had tight screens for M&A. I know

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

of no M&A that we’ve done that we regret. We would have like to found more good ones, but we’re excited about what we’ve done. And where we haven’t had good M&A, I feel like we’ve used the cash extremely well. At one point, we delevered the balance sheet. Another point, we had lots of cash to repurchase shares. Some of it we did just to avoid dilution, but otherwise, we used it opportunistically. And some of you noted that we were in the market here aggressively during the third quarter when the stock was low. We believe we created real value through the use of cash.

On the right-hand side, not so much. We are no longer dropping EBITDA at $30 million a year. We’re not dropping EBITDA at $20 million a year, but we have not moved the EBITDA to growth. In fact, it has been dropping on average during this period, although in single digits. So what we’ve done is we’ve taken EBITDA curve that was like this and we moved it to this and good use of cash. But this plus good use of cash doesn’t equal double digit. This plus cash equals double-digit EPS growth.

That’s yellow, because Mollie wouldn’t allow me to have 2 colors on the chart. I don’t think we’ve been yellow actually during this period. I think parts of our business have been green and parts of our business have been red, and they average out to yellow, and that’s a pretty fundamental difference. What you’re going to hear from people is some places in this company, we have taken seriously the potential of our organizations, seriously the need to the willingness to challenge our positions and where we have, we’ve changed the trajectory of this company.

Mark McCall will talk about the fact that strat comm was the poster child for the downward sloping line. It went from $57 million of EBITDA to $19 million of EBITDA. Very early on in my tenure, the team there took a fundamental relook at that business. And that business that was going like this has now been going like this. EMEA, we probably are not allowed to give quite as many financial details. It’s a business that was going like this, that’s been going like this. In within every segment, you can see subparts of the business where leaders took the hard look, had the hard conversations and also the upbeat conversations. Where do we need to have hard conversations? Where do we have great positions where we to bet boldly? And where we have done that, we have changed the trajectory of it. What we have been fighting is parts where we didn’t do that. Just to quantify that for a second, not to pick on 2 segments but there — just the magnitude of this is significant.

During this period, tax earnings went from $65 million to $25 million EBITDA, and ‘14 and ‘16 FLCs went from $90 million to $55 million, roughly right. That’s $75 million in EBITDA. That’s $1.10 EPS headwinds that we’ve been fighting during this time. It’s yellow because there’s some things that are green and they’ve been fighting some things that are red.

What you’re going to hear today is not a sense that every business is perfect, but we don’t think we have a single business as a whole that is red at this point in time. To the contrary, you’re going to hear leaders who believe that they’ve got lots of work to do, lots of areas for improvement, but we have businesses that are green or businesses that we’re making green. And that is a fundamental difference going forward, which is why you’re going to hear a leadership team that says, we took a business that went — was going like this to a business that turned like this to business that we believe is poised to move.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Specifically, you’ll hear a lot of different messages from the segments. Corp Fin will talk about the fact that we’ve always had a great Corp Fin business, and we’re making it better, even in some of the places that have been great like the U.S. restructuring business. Mike and Carlyn have figured out a way to make it great. But we’re also moving to adjacencies that we’ve always had the right to win in, we weren’t as forceful as we once were, and we’re not a U.S. company anymore. Our EMEA business have gone from probably a #4 in the marketplace to one of the top 2 players. And that we’ve been able to take a great business and make it better.

Sophie will talk about the fact that we always had good people, good technology and we were slow to act and react to the marketplace. But after you see Sophie, I suspect none of you will think we’re moving slowly now. And I don’t think you can see Sophie to think that there’s not a leader who’s intensely focused on making sure we move, and we’ve already, under her leadership, in a year, stabilized that business, made huge investments and taken a place forward in a way that has me excited about where we are there.

And FLC, it’s a very complicated business. We’ve done a lot. What you’re going hear is a whole lot of piece parts that are now coming together in a different way. A business that had sub parts that were growing, where we’ve supported the growth like construction solutions and data analytics, some parts where we’re losing money, we’ve put in place these plans to no longer lose money.

We have powerful positions, not just in the U.S. anymore. We’ve turned around some of oversized positions that were losing money.

And strat comm, as I said, is one of the first businesses to embrace this discipline. You’re going to hear a little bragging, maybe Mark, about the success we’ve had, but importantly, a sense that the foundation we created creates a platform for even more growth going forward, an excitement that not only Mark has, but I believe your whole team has about where we are taking that business.

And then E Con. E Con has had a rough third quarter. It’s a little bit different than some of the other businesses after a outstanding first half of the year. You’ll hear — if you — some of you heard third quarter earnings report. We had a rough third quarter. And then Chris will tell you that we are the leaders in so many places around the globe. We’re not losing share. There’s some market issues. Market issues will be with us always. Any business no matter how well they’re doing can have down quarters, and that’s just the reality of our business. We’re not about getting rid of down quarters for market conditions. What we’re about is getting rid of down quarters because we shoot ourselves in the foot or because we fail to make an — address an opportunity that is out there. That’s within our control, and that’s what our teams are committed to control. And you’ll hear Chris say that, yes, the markets are down. We’re not. We don’t believe we’re losing share, and, importantly, this great business still has opportunities to grow.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

What I think you’re going to hear from each of the segments is the journey that they have been on and where they see themselves in the journey. I think collectively as a company, we are on a journey that at which point we really believe we’re poised for just accelerated performance going forward. We’ve always had great people, but great peopled aren’t enough to grow professional services. What great people are in professional services means you execute the work well. You have people who build your brand in the marketplace are doing a good job, and that is critical. Without that, nothing matters. But that doesn’t automatically gets you the adjacencies. So it doesn’t automatically get you hard-nose discussions and where do we need to grow. It doesn’t automatically get you the right bets in the marketplace. You need some leadership for that. I believe over the last 3 years, we not only have great people, we have great people who are focused on growing parts of the business and moving parts of the business forcefully ahead, but was in parts. So we’ve had green parts fighting with red parts.

I think going forward, I believe we now have a leadership team that is focused on naming issues and figuring out how to make all the parts green. And that’s a big difference. We’ve — I think we’ve done a pretty good job of getting use of capital. The second issue is to get the EBITDA to grow, which we believe we are now poised at, with no segments, there’s no stones dragging us down, and with every segment with plans, which doesn’t mean we can’t have a bad quarter. I’ll probably say that 16 times today, and Ajay will say that a few more times. But on any medium-term basis, we believe each of these segments are poised to contribute to growth.

If you have growth, organic growth and good use of capital, you get double-digit EPS growth gain. But you also get the bottom of that circle that I talked about that was in that slide which I didn’t talk about, which is, I told you the EPS gain is important for shareholders. This is a human organization. What you have is if the business is working is you have enough cash to invest behind the business, to be invest behind the great professionals. You get a vibrancy of the business that not only retains people but attracts other people. And Kevin, you’ll talk a little bit about, how as we made Europe win, just the dynamic has changed. The number of people phoning to come join us has changed. And so by the use of good capital — good use of capital and getting organic growth, we see ourselves not only delivering double-digit EPS gain on a sustained basis going forward, but importantly, supporting the vibrancy of the overall organization that allows a professional services organization to thrive.

The last thing that I feel personally enormous appreciation for is the movement of our leadership. And historically, it’s been very silo-ed leadership structure, perhaps not all aligned on these sorts of joint goals. I think we’ve moved tremendously. I believe we now have a leadership team that is incredible, and I hope you’ll walk away with the same sort of impression, a leadership team that names issues, it’s action oriented, not theoretical, knows how to drive change, knows how to course correct, knows how to build businesses and take tough decisions at the same time. And that to me makes all the difference in the world.

I hope you get into the content of this today. I hope you get your questions answered. And I also hope you have a chance to really get a sense of this leadership team. Talking with them motivates me. I hope they motivate you as well.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

With that, let me turn it over to Carlyn and Mike. Please.

Michael C. Eisenband FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Thank you, Steve. Well, Carlyn and I are thrilled to be here today on behalf of Corporate Finance. My name is Michael Eisenband. I became the global co-leader of Corporate Finance & Restructuring in May of 2016, approximately 1.5 years ago. Prior to that, I was the leader of the Creditor Advisory practice. And I was — for about 10 years, and I was also the New York Metro Region Leader.

Carlyn R. Taylor FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Good morning, everyone. I’m Carlyn Taylor. Mike and I are extremely pleased to speak with you today about the segment which we co-lead. Prior to my current role, I served as the leader of Corporate Finance’s Telecom, Media and Tax practice, which I founded. I also was the industry initiative leader for the firm. In fact, at last Investor Day, I was speaking to you about industries. I’ve also been the CEO of FTI Capital Advisors, our investment banking subsidiary, for about a decade. And I joined the firm from — joined FTI from PwC in 2002 with the purchase of the business recovery services group.

Michael C. Eisenband FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Thanks. I mentioned — meant to mention, before I was here, I was at Ernst & Young, where I led the Credit Advisory practice there, the national leader of that practice.

There’s a lot of exciting things happening in Corporate Finance that we’d love to tell you about. But first, we wanted to give you an overview of our size, our footprint and our service offerings. Then we’ll discuss our strategy and our exciting successes that we’ve had, with implementing our key initiatives so far as well as share with you how we’re going to grow the business.

As you can see, we have more than 930 professionals in 15 countries in 44 offices around the world. Corporate Finance’s go-to-market offering encompasses 14 different functional areas to assist healthy, stressed and distressed companies and their stakeholders, which are broadly captured in 2 service categories.

First, we deliver world-class restructuring and in turnaround services advisoring both company and creditors. We are globally recognized in this space and have been named the #1 Restructuring Advisor by The Deal for 10 consecutive years and named Global Turnaround Firm of the Year since 2015 by the Turnaround Atlas awards. That’s 3 years in a row.

Carlyn R. Taylor FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Second, we are also investing and growing a world-class organization in business transformation and transactions. Our business transformation services deliver a one-stop shop that is focused on providing

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

high-impact, change by driving revenue, reducing costs and improving productivity for our clients. Our transaction services offering includes the full spectrum of services across the deal continuum, ranging from pre deal services just like due diligence, quality of earnings, tax, investment banking, valuation to post transaction services, namely operational services like merger, integration and carve-outs. This year, that business was recently recognized as Strategy Firm of the Year by M&A Atlas Award, and our transaction services, one of our fastest-growing areas of services. Underpinning all the service categories and a key differentiator that differentiates us from our competitors is our deep industry expertise in 20 different industries in Corporate Finance.

Michael C. Eisenband FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

And by combining our services and our industry specialization with the power of the FTI platform behind us, we believe Corporate Finance is poised for continued revenue growth. We see revenue contribution of our 2 service categories evolving from a 60-40 split in 2016 to an even 50-50 contribution in the future. While we believe our mature restructuring practice will continue to grow, we also believe that our go-to-market strategy and investments in business transformation and transactions will grow at a faster pace.

Based on current results and trends, what we’re seeing in the market and hearing in the market, we believe we are taking market share right now and that we are well positioned for strong growth over the next few years. We are thrilled about what the future holds for Corporate Finance.

Carlyn R. Taylor FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

As you can see, Mike and I are both pretty enthusiastic about what we’re doing with the business. It’s been a great partnership over the last 18 months. We have complementary skills, and we’ve really hit the ground running and having a lot of fun with this.

So what I’ve — next, I want to talk to you about is, one of the first things we did when we took over leadership of Corporate Finance: that’s put down a clear focused strategy actually on paper. And that’s what you see in front of you. This is the logo we used on everything internally.

We have 4 pillars of our strategy, which are shown here. These are the areas where we have the greatest right to win, and they include: number one, being a global diversified restructuring practice, which Michael will talk more about. Developing industry expertise with a focus on disrupted industries, which is very important. We work with stressed companies, this is number 3. That can be companies in more mature stages of their life cycle going through challenging times. Number four, increasing our market share in transactions. Now the design of the strategy as circles in that graphic is very purposeful. Each of these areas can intersect with each other. And when they do, when we get opportunities in more than one place, our win rate goes up substantially. We got all our professionals focused on chasing things in this strategy. Wrapped around this strategy is our management philosophy: transparency, inclusiveness, collaboration and communications. And at the core of the strategy is one unified team. This as a value we take very, very seriously, and we’re seeing tremendous momentum because of it across Corporate

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Finance as our teams more frequently are going to market together to win really big engagements, things like merger integrations and restructurings. We believe this team approach is a competitive differentiator not just for our clients but also in attracting talent.

Michael C. Eisenband FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Okay. So global diversification and restructuring. So what does that mean? It means we have the most diverse practices in the market. We equally value and pursue company-side representations including intra management appointments as well as every creditor group within a company’s capital structure.

Many of our largest competitors are either on one side or the other. It’s this diversification that makes us distinctively different from our competitors and makes us uniquely qualified for any role in a troubled situation. And, frankly, whenever we are working for any client, this differentiator gives us a deeper perspective from overall from both sides, which in turn benefits our clients. Currently, more than half of our restructuring revenues comes from company-side work. As part of our strategy for increasing our company size footprint, we are aggressively focusing on moving upmarket to increase our market share in large-cap company representations. On the creditor side, our teams dominate the league tables in particular amongst the largest bankruptcies as demonstrated by our most recent retentions in the Chapter 11s of Toys “R” Us, Seadrill and Appvion.

From a global perspective, we are continuing to use the blueprint of our past successes to create leading practices around the world that address complexed, multinational and cross-border situations. So to that end, we believe we will continue to be the #1 restructuring firm out there.

Carlyn R. Taylor FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Right. Next is industry specialization. We’re doubling down on our investments in industries that are undergoing disruption. Our largest and most aggressive industry practices include health care, retail, telecom, media and tech, energy, mining, automotive and clean energy.

For example, in clean energy, we really believe we are — we have seized the #1 market share across a broad range of services that Corporate Finance provides. And these large industry groups we are rapidly expanding to have our full suite of the business transformation and transaction services. In fact, Forbes recently named FTI one of America’s best consulting firms in 10 different industries.

The next circle is stressed companies. This I want to explain carefully. Working with distressed and stressed companies is what we’re known for. It’s where our band has the greatest right to really win those engagements. But stressed companies are not distressed, right. They include all types of healthy but mature companies who are under pressure to increase their performance often due to challenging secular trends like what’s going on in retail, health care, telecom and automotive. The so-called Amazon effect is washing through numerous sectors taking a toll on mature companies. They are under pressure from things like digital economy, automation and artificial intelligence.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

If you’re the CEO or board member facing that kind of stress in your business or challenge, there’s frankly lots of providers. But many of those providers we hear over and over from clients provide lengthy decks of PowerPoint decks without really immediately executable plans. Our competitors also field lots of freshly minted MBAs whereas the senior people are scarce after the original pitch. FTI specializes in working side-by-side with management teams in a collaborative way to rapidly develop executable plans, and we use a high ratio of senior people to do it.

Our distressed heritage gives us that get-it-done style, and that’s why clients come to FTI. Our experts specialize in figuring out what it’s going to take to assist a stressed or mature companies in these secular challenges — challenged industries, things like overcoming those challenges with transactions, growing revenue, reducing costs and growing EBITDA. In particular, private capital firms who buy stressed or mature companies to operationally turn them around, many of them know and trust FTI as a longstanding partner.

The last one is transactions. Our fastest-growing practices involve transactions. In EMEA, we now rival the big 4 as a due diligence provider. In North America, our transaction services are some of our fastest-growing things, including merger integration and carve-outs, our boutique investment bank, independent transaction opinion and due diligence and quality of earnings. We also have Tech and Econ in FTI that specialize in M&A and makes for great synergies with Corporate Finance.

Michael C. Eisenband FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

While Corporate Finance perhaps more than any another segment gets affected by substantial market volatility, especially in a restructuring space. For example, in 2014, when credit defaults were at a sustained low — I’m sorry, in 2014, when credit defaults were at a sustained low, EBITDA for Corporate Finance was only $55.5 million. But in 2016, when the markets peaked due to sub-$30 per barrel oil prices and the slumping commodity prices, Corporate Finance’s adjusted EBITDA was almost $98 million. And in 2017, as energy and commodity markets improved and rate of debt defaults fell, restructuring revenue dropped accordingly, as you noticed in the beginning of the year. So volatility in the credit markets does matter to Corporate Finance.

See the next slide. On the next slide, you can see again the effects of this market volatility that I was just speaking about, particularly in our results for the last 4 quarters for the period ended September 2017.

In the first half of this year, our results were impacted by a significantly weaker market than we saw in the prior year. What I’m proud of though is in the face of these headwinds, we believe we are winning more than our fair share of assignments. We believe that our strategies are taking hold in the market, demonstrated by the trajectory of our second and third quarter results. And with that momentum, we believe we are well positioned to finish out a strong fourth quarter.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Carlyn R. Taylor FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

All right. So as we complete 2017, we want to tell you about how things have progressed this year and how we feel like we have great momentum for 2018 and beyond. We’re both very optimistic that we’re going to get great results out of the investments we have made in the last 18 months. And we’re going to highlight for you a few important things that we’ve done that will yield future results. Mike?

Michael C. Eisenband FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Yes. Thank you. So global diversification and restructuring, how are we doing it? We’re focusing on relationships and making a concerted effort to engage top-tier law firms and private equity firms, which is resulting in big wins in our practice, particularly in large-cap company situations, which is one of our key strategies. We have recently been hired by a number of household names to assist companies that I cannot disclose at this time. We are getting into these situations earlier, helping companies develop their business plans, evaluate their strategic alternatives, which may or may not result in bankruptcy filings.

To support our strategy, in July of this year, we completed the CDG acquisition, which included 19 team members, including 5 senior managing directors. They undertake a considerable number of company-side matters, and they have deep ties in the creditor community. They have hit the ground running, and it’s been a big success since they’ve been on board with us.

In August of 2017, we established the Canadian Investment Bank, FTI Capital Advisors Canada. We have grown the team to 7 members, including 2 senior managing directors. The FTI Canada team is focused on special situations advisory. There are known in the market for dealing with complex transactions, and they have already closed on deals and have a healthy pipeline. And we continue to strengthen our overseas network and gain share. For example, in the U.K., over the last several years, we have seen tremendous growth. We have made investments in our teams in EMEA, including expanding our footprint into France. These strategic hires and boots on the ground allow us to be best positioned to be responsive to the needs of both domestic and large multinational clients.

Carlyn R. Taylor FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

As I mentioned, industry specialization is a critical part of our strategy and something I’m personally passionate about. One notable strategic action we’ve taken this year is aggressively building our retail and consumer products team. We’ve hired 5 senior professionals, 4 in the U.S., 1 in Australia, all from our competitors. We’ve already completed sizable engagements in that space covering all of our range of services, including things like Toys “R” Us and Sears Canada in restructuring and business transformation, and transactions are under way as we speak. With regards to stressed industries, earlier this year, we rolled out our approach for coordinated Private Capital advisory coverage model for the first time in FTI to assist investors in portfolio companies across the company life cycle. And we’re seeing increased penetration in a number of these large target private capital firms. While we have numerous recurring clients and always have among the private capital firms, our largest recurring clients tend to specialize in buying companies that they can operationally improve. And FTI is a key partner for those firms.

Our Business Transformation services are particularly valuable to companies under stress and represent some of our largest engagements. For example, we’re currently executing on a major transformation of a $2 billion bakery company called Aryzta, where we’re also doing interim management.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

In transactions, we are seeing continued momentum of our already strong transaction services business with a heavy focus in the U.S. on 2 industries where we’re very, very strong, which is health care and industrial. Our health care transaction team is one of the best known in the industry with dozens of marquee clients.

There are also significant synergies and collaboration occurring between the Transaction services and Business Transformation team, including the industry specialization. For example, a recent $3.5 million merger integration project was led by a TMT SMB that involved senior personnel from office of the CFO, performance improvement practice, the transaction services practice and also another segment, our Strategic Communications segment. A big factor to winning that engagement was the chemical expertise of our chemical industry experts.

Our investment bank in the U.S. and Canada, FTI Capital Advisors, is another area where we’ve been investing heavily, and we’re seeing significant growth. We have hired senior investment bankers this year. You already heard about the 2 in Canada, but we also hired experts in health care, mining and another TMT person and we’re focused on special situation hiring. Our investment bank does not compete with those bracket firms. We instead focus on a niche strategy of middle-market companies in industries where we have great expertise, plus we do distressed in special situations.

We also have a unique strategy to bundle our investment banking offering with our consulting services, and that provides us a real competitive advantage in selling those services. For example, we recently combined our interim management services with FTICA to stabilize and sell a very distressed company. We managed to squeeze and keep it alive and squeeze significant cash out of the operation in order to achieve a sale that gave the owners an unexpected return, and they were delighted.

In addition, our valuation in FTICA teams continued to expand our independent fairness and solvency opinion practice with new engagements executed in 2017. We’re building on strong traction and merger integration in carve-outs. To give you another example, we just finished the integration of Entercom and CBS Radio, and we’re very proud that our client just publicly announced 4x the synergies that they had announced when the original deal was done. That team did just a fantastic job on integration.

So that’s a lot we just covered but overall, I want you to take away that both Mike and I are so pleased about where we’re headed, and we’re taking a great business to a fundamentally more powerful business over the next several years.

Thank you for your time today and listening to us about Corporate Finance. Now we’d like to introduce Chris Osborne, the Head of our Economic Consulting business, who took over running the segment in March 2017. Chris has been a great collaborative partner for Corporate Finance. Chris?

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Christopher Osborne FTI Consulting, Inc. - Global Leader of Economic Consulting Segment

I have, I have. Thanks, Carlyn. Thanks, Mike. Hi, everybody. So I’m Chris Osborne, and I’m the global head of the economics segment, and it’s my first time with you guys and I’m very happy to be here. I’m going to tell you 3 things, really. First, up that the Economic Consulting segment has really some great market positions. And second, the financial results have been solid, and I’ll explain exactly what I mean by that when I talk. And third, there are, from my perspective, several growth opportunities that I’m going to explore with you that I’m going to be interested in pursuing. So those are the 3 things, and you’ll get very familiar with the shape of the slides that we’re all using at the time.

So I’m from U.K., and we tend towards understatement. So I want to say something unambiguous at the outset or at least as unambiguous as Mollie will allow me to say. We, the Economic Consulting segment, are, in my view, the world-leading Economic Consulting company. Mergers, antitrust, litigation, financial market issues, intellectual property, regulatory stuff, international arbitration, we have leading positions in all of this. We (inaudible) the biggest and the most important matters in all of these areas. We have 700 billable staff across 15 countries. We are much larger than any of our competitor firms. We’re the leading M&A antitrust firm globally.

I’ll tell you something about the awards at the bottom in a second, but AT&T and DirecTV, Dow and DuPont, the London Stock Exchange and Deutsche Börse in the U.K., British Telecom with EE, Everything Everywhere, all of these we were retained on, had leading roles and indeed on many more.

We also have the largest and the not the fastest growing, which is what it says here, but the most geographically diverse international arbitration team in the world anywhere. We’re engaged on, well, let me tell you, the statistic that I use when I’m talking to law firms is that at any given moment, we are engaged on over 100 international arbitration matters. That may not mean much to you but to the average law firm, that sounds like a lot. And it might be solar cases involving Southern Europe, it might be construction cases involving Libya, it might be energy or mining cases involving Venezuela, financial cases involving Greece. It might even be, quite popular at the moment, valuation cases in the Cayman Islands involving Chinese companies delisting from U.S. stock exchanges. We get involved in all of this because we have industry breadth and we have geographic breadth. We’ve also won a whole raft of awards. People are going to tell you about awards along the way so I would scamper through the ones that are mentioned at the bottom of the slide here.

In international arbitration, Who’s Who Legal publishes a list of recognized experts. We have the most experts in that list we have had every year since the list existed. In fact, we have more than our next 3 competitors combined. And those include some former big 4 accounting firms. It does include some big 4 accounting firms. We have the same thing in the list of recognized competition economists where we have the most recognized competition economists of any firm. We are the international arbitration expert firm of the year and the competition economist expert firm of the year and have been every year since those awards were inaugurated. We also have the most up-and-coming competition experts. We also have the most women on the published list of recognized female antitrust economists. We have all

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

of that. We have great coverage of everything that we ought to have great coverage of. Solid — let me show you solid financial results. From ‘14 to ‘16, the revenues grew at a top line — so top line, it grew at a rate of about 5.3% compound. Would have been faster than that except for currency effects. I’m going to tell you something about the business inside EMEA and Brexit-related currency effects that had a bit of an impact on dollar reported financial results. But in the same period, segment EBITDA grew at 11.8% in compound terms. And that’s, from my perspective, good. But this year, as you’ll see, we had a break from what has otherwise been a trend, and the break is significantly disappointing. Let me tell you about that.

So first up, as I say, we’re not so — I mean, we’re sufficiently global that exchange rate issues matter to us. But in the third quarter, we also saw something of a market turn-down in the volume of M&A. I want to say the sort of M&A transactions that we got involved with which is to say the kinds of M&A transactions that push regulatory boundaries and involve quite a lot of regulatory oversight. And, frankly, we have a number of large cases which gave us — combined to give us an excellent first quarter that came to an end during the course of the year and that had an adverse effect on the third quarter. We are — I think we’re not so large that the presence or absence of a single large case doesn’t make a difference. It does make a difference, and it has made a difference.

Let me show you about outside of the U.S. In 2009, we had one Economic Consulting employee outside of the U.S., and that was me. Actually, we have 2 because my extraordinarily loyal EA jumped with me at the same time, and God bless her. So today, we have 275 people, 13 offices in EMEA and Asia-Pacific. We have leading market positions in everything that we do in London, in Paris, in Madrid, in Brussels, in Singapore, in Delhi, in Dubai and in Johannesburg. And we have positions where we’re getting established in Germany and in Hong Kong and in Finland and in Denmark, and most recently, in South Korea in Seoul. And I’m happy about that. I’m happy about the growth that we’ve had. You will see here we’re about 1/3 of the total revenues in EMEA. For all of that, U.S. is still the most important market in the world for the kind of Economic Consulting work that we do, and it’s still, by far, our largest market. Fortunately, we’re still absolutely the leading player in that market.

Growth. Growth is good. Growth is good not just for driving shareholder value, growth is good for driving career opportunities for all of our people. So growth is always important, whether that’s by building adjacent businesses, expanding the scope of what we do or taking more market share in the positions that we have or expanding geographically. All of those things. So first up is to do with maintaining Compass Lexecon’s leading position in the U.S. Compass Lexecon is the leading brand in antitrust and securities litigation work in the U.S. as well as some other things.

We have some of the most highly recognized experts that there are in this space. I’ll give you some names, Dan Fischel, (inaudible), Dennis Carlton, Bob Willig. But we also have some of the best examples of the next generation. In fact, some of our 3 — the 3 largest engagements that we had in 2017 were all led by people in their 40s. I won’t give you any names because apparently, our competitors will just use that to go after them.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Anyway, nurturing the next generation of talent for us is key to ensuring that we maintain the leading position that we have in the U.S.

So second up is to do with expanding the scope of what we do, adjacent businesses in the U.S. We’re going to more industry focused. Our businesses — our adjacency businesses are already more industry-focused, but they’re going to be more industry-focused in the areas of energy and health care, TMT and financial services as well as in international arbitration more generally. My own belief is that we have considerable upside in this area.

We will continue to grow in EMEA. We are already the dominant firm in EMEA, and there are further opportunities for growth, but they are in part around geographical expansion. I will tell you that the thing that we call Brexit has not helped in either the U.K. or in EMEA. It’s injected uncertainty and it’s delayed transactions, and that’s a shame. But our basic position is very strong across all of the European markets in which economic — I should say, almost all of the European markets in which Economic Consulting is recognized as a discipline. That’s not everywhere, incidentally, but where it is, I think our position is very strong.

And then Australia and Asia-Pac expansion. Much of the region is new to the sorts of issues that have driven demand for Economic Consulting elsewhere in the U.S. and in the U.K. But we moved early, and we’ve established leading positions, as I said before, in Delhi and in Singapore and to a lesser extent in Hong Kong. Plus we’re early into South Korea where the market is, from my perspective, just starting to emerge. In the future, I would like to take a position in Australia which is the place in the region where Economic Consulting is most recognized as a discipline.

So all of that’s important. I’m pleased that we’re early in South Korea and getting a position there. But that is not as important as the fact that we have a next-generation of experts coming through in our largest market in the U.S. Both of those are important and both of them are areas of focus.

And I should say that these 4 things together constitute enough to drive a growth agenda for many years to come. And I hope to be able to come back and talk to you about how it’s going in due course.

That’s it from me. But I get to announce my colleague, Paul Ficca. Paul is the newly appointed Head of FLC, who was announced in October. Paul is a great guy. I’ve worked with him and his team around the world, mainly in EMEA but also well, particularly in the Middle East where we have an excellent construction team. Also, in Asia-Pac. Paul is a former Head of Construction Solutions, which is a part of FLC. And that business has done just great stuff over the last few years, double digit growth, global footprint. Paul is a very global guy. You’re going to like him.

Paul, thank you.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Paul S. Ficca FTI Consulting, Inc. - Senior MD and Global Leader of Construction Solutions Practice

Thanks very much, Chris. I actually just came here from the Middle East straight to New York. So yes, I do a lot of work internationally. So I’m Paul Ficca. I’m very pleased to meet several of you for the first time today, and for those of you I haven’t met, I really look forward to getting to know you more today and in the near future.

So as Chris mentioned, I’m the new global segment leader for Forensic & Litigation Consulting. We call that FLC for short. You’ll probably hear me refer to that occasionally through the presentation.

Even though I am new in this role, I’m not new to FTI. I joined FTI in 2003 as part of the acquisition of KPMG’s Dispute Advisory Services business. And for the last 11 years, I was the global leader of our Construction Solutions practice, as Chris mentioned.

In this new role, I’m very excited about the opportunity to take on a leadership role of such a strong global business that FLC is. It has a nice, diverse set of offerings, and even deeper expertise. Today, I plan to share our ambitions for the FLC business, and why I’m so positive about where we can take the business.

I’m going to share with you 3 key things with you today. One, I’m going to explain why I’m so excited about our business and give you some tangible reasons for that. Two, I’d like to acknowledge that some of FLC’s past performance have been inconsistent, but more importantly, I’ll speak to the decisive actions we’ve taken to address underperforming aspects of our business and how we’re rightsizing that to take advantage of our growth areas. Now we’ve reached my third point about sharing with you specific reasons why I believe the best days for FLC are ahead of us and the opportunities that I see for being able to drive the growth in our business.

So let me begin by also probably a familiar slide, but let me begin by sharing with you just a little bit of an update on FLC. We have over 1,080 professionals around the world in 54 offices and 18 countries. We are the leading provider of independent risk-based advisory services, investigations and disputes. Some of the key things that I’d like to describe for you about our business is that our experts hail from quite a diverse set of backgrounds with very deep industry experience and also fluency in multiple languages, which is huge for our global business and being able to serve clients in multiple jurisdictions seamlessly and consistently through the life cycle of various engagements.

Year-to-date, in 2017 alone, we’ve been recognized as leaders in each of our key service areas, like I mentioned, risk, investigations and disputes. To highlight just a few examples of that, I won’t go through all of them, but we were named in 2017 as the #1 Global Risk & Investigations Services Provider by the National Law Journal. We were also named this year as the #1 Provider for Cybersecurity by the Best of Corporate Counsel Survey. And also on the Who’s Who Legal list, which Chris mentioned, we have 16 experts named to the Construction Expert Witness list this year alone.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So now I’m going to describe for you a little bit about where we’ve been on our journey. We have great people and we have great capabilities, but we’ve not demonstrated consistent growth across the entire segment. We have grown certain aspects of our business, however, but have not demonstrated organic growth consistently across the entire spectrum of our businesses in all years. For example, in 2014, it was an excellent year for us, demonstrating our capability to deliver financials in years where we’re able to leverage all of our capacity as a practice on the most complex projects in the world.

However, in the years following, we were also challenged by weakened end markets. For example, the disruption created from the lack of clarity around the Affordable Care Act in the United States resulted in delayed projects and decision-making in the health care markets that we serve. This is the key driver of our 2016 revenue decline with health solutions revenue declining by approximately $20 million from the year prior in 2015. Still, not all of this underperformance was a result of only changes in end markets. For this reason, we have taken action. We’ve taken a deep look at each one of our businesses, and we’ve rightsized professional headcount where necessary and we’ve repositioned certain parts of our business to invest in high-margin, high-value services where there is strong demand in the marketplace.

Let me give you just a few examples of that. Cybersecurity; we have built a very impressive team with Anthony Ferrante, coming from the National Security Council. He has extremely good contacts, very well — very strong credentials and is leading the growth of that particular part of our business. Bank monitorships, we’re seeing strong demand for bank monitorships with the regulatory regime that’s currently active now.

Data and analytics is just a key part of the fabric of all of our engagements where technology is bringing a lot of value in the way that we’re delivering our projects, both with structured and unstructured data. And of course, we have a wide range of expert services for high-stakes disputes and litigation, and we’re currently working on some of the most active and large litigation projects going on around the world. So we’ve made strong progress in individual businesses by applying both cost disciplines and refreshed strategies, and we’ve been able to grow businesses at double-digit rates.

From a cost discipline perspective, over the last 18 months, we’ve taken actions to address underutilization and our cost structure in health solutions, investigations and certain small core, non-core international markets. Some of these savings have been reinvested in selected parts of our business and where we have strong profitable prospects for growth. For example, our data and analytics practice has delivered double-digit growth for revenue and headcount since 2014. Over the last 3 years, we’ve seen a really nice growth in that part of our business, which is a key differentiator for us with our competitors.

In Construction Solutions, the business I formerly led, we’ve established ourselves as a global leader with #1 positions in many places around the world.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Our market position has established our ability to attract leading professionals in businesses in key geographies from North America to Asia to Europe, especially in the U.K. and also in the Middle East. In fact, in 2017, Who’s Who Legal recognized 16 of our construction professionals to that list, but one item I’d really like to highlight and I’m excited about is our newly appointed global practice leader for Construction, who will be taking my position in that role, Pat McGeehin, was named the #1 Construction Expert Witness of the entire year for — on a global basis.

We have achieved this enhanced position in the market while delivering organic growth and improved profitability over the last several years. We’ve been investing in our business outside the U.S., and I believe our highest growth opportunities continue to be outside of North America.

In EMEA, as we’ve established scale in key geographies, we’ve turned that part of our business into a profitable growth engine while continuing to invest in the business. We grew our revenue in EMEA at a compounded annual growth rate in FLC of 16% from 2013 to 2016.

As we’re gaining traction in the market, we’re also attracting incredible talent in EMEA with professionals who faced challenges from their prior employer situations, whether that’s in large audit firms or other types of firms where perhaps they faced more conflicts and less ability to perform the services they’re now able to do more freely in our — on our platform.

More recently, we’ve also made investments to hire professionals in Asia to accelerate our growth. We’ve had some nice growth of very experienced professionals in Asia this past year.

We’ve also had a high profile ongoing client matters in cybersecurity, cyberattack investigations, regulatory actions, bank monitorships, SEC enforcement actions, financial restatements and expert witness appointments, and we’re working on some of the largest multibillion-dollar, complex construction infrastructure projects in the world. These high-profile engagements have given us credibility in the market, and we’re becoming the go-to source when clients have the most difficult, complex problems. And that’s leading to substantial repeat business as we focus in on the high-quality service delivery for our clients.

So these moves are really strengthening our business. The declines in EBITDA since 2017 are behind us, and the investments we’re making in the business combined with improvement in our attention to operational details within our segment have helped to move us into a period of stronger performance. For example, you have seen that we had a very strong third quarter where we reported revenue growth with higher utilization, and as a result, improved margins.

So let me just recap some of the key steps in our business going forward. We’re enhancing our core offerings by embedding state-of-the-art data and analytics, combined with our industry experience to deliver creative, value-added solutions to our clients. We’re not just a diverse set of services, but we’re really focusing on how to create tailored solutions to meet client problems. And we’re listening to clients about how we can understand what their biggest that the company-types of problems are so that we can

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

have those tailored solutions. We’re emphasizing our white-collar offerings, including mortgage-backed securities litigation assistance, monitorships, anti-money laundering, a project in anticorruption where there’s very strong demand right now.

Second, we’ll continue to grow and invest in extending our global footprint. We have had great success in doing that in the past, and we see key geographies will be able to really help us continue to provide substantial growth.

Third, we’re constantly looking forward and innovating by investing ahead of emerging trends. This is really key for us that it is a very dynamic market, and we are not about remaining stable in one particular part of our business, but thinking about how to — Steve often talks about adjacencies. And we want to seize the moment with those where we can be thinking about innovating to where the next high-demand services will be.

As the fourth priority, and as I wrap up, we’re committed to revenue growth. We’re committed to thinking creatively about how we can co-staff across our different products and our different practice groups and across regions so that we can maintain high utilization and operationalize the efficiency of our business.

In closing, our platform has never been stronger. Our bench has never been deeper and our aspirations for the business have never been bolder. I truly believe the best is yet to come for FLC and also for FTI.

With that, I’d now like to introduce to you Sophie Ross, the global segment leader of our Technology Solutions business.

By way of introduction, Sophie took over 1 year ago as the global leader of the Technology segment and has done a phenomenal job of looking at the evolving landscape of technology and how our business fits into that landscape.

Just a couple of quick things that you may not know about Sophie, impressively, she speaks 6 different languages, which for our business, where we have lots of multilingual skills, I think that’s highly valued. And also she served in the Israeli Defense Force. And in that capacity, she had to deal with very highly sensitive information. And that’s one of the keys actually for many parts of our business. We deal with sensitive information all the time, and client confidentiality is paramount. And Sophie has tremendous experience in that area.

With that, I’d like to now introduce you to Sophie Ross. Sophie? Thank you.

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

So actually, we’re just going to have a 5-minute coffee and bathroom break for everyone. And then — I know, after so eloquently put, so Sophie, we’re going to be awaiting you and very excited for that.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Unidentified Company Representative -

I’ll be back in...

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

Yes. Yes. Thank you.

(Break)

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Okay, can we get seated and get started again? So now I think you’ve seen a second reason why we think Mollie is so valuable, not only can she read that opening statement with energy, but she’s the only one in our entire firm who would dare get between somebody from the Israeli intelligence service and the stage.

So sorry, about that, Sophie. But I’m thrilled to have Sophie come up and talk. She’s been in the job for a year now. She, before that, led our Managed Review business, which she created from scratch and grew substantially. And she’s been a tireless force since she’s taken over the segment in taking us forward. Sophie?

Sophie Ross FTI Consulting, Inc. - Global CEO of the Technology Segment

Thank you, Steve. So hello, everyone. I’m Sophie Ross, I lead our FTI Global segment, and I’m really pleased to be here today with you. I joined FTI almost 10 years ago through the acquisition of Strategic Discovery, where I served as the Chief Operating Officer. And then my last role before taking this point on, I head our Western region for our segment as well, as Steve mentioned, built on Managed Document Review globally.

So I’ve been working with clients in this industry for quite some time through this evolution. I took on this role last October, so it’s been a little bit over 12 months. And really, what I want to share with you today is where we are, give you an update about the business and where we’re headed going forward.

So 3 key points. First is that, today and throughout time, we’ve had great people and great positions. The second piece is that we were slow to react to the market changes. Our profitability suffered. And we really stuck on to the strategy a little bit too long, which really means that, now, we’re recognizing it. But even more importantly, that we’re acting upon it and we already have changes under way. The third piece I want to share with you today is what those changes are. And really, a sense that we’re stabilizing the business and we have these initiatives that we’re implementing that are going to take us towards the growth.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So let’s start with our people and positions. So as you can see, similar structure of a slide. We have over 290 professionals, 8 countries, 30 cities. Our business is really focused on 2 areas: consulting and services and software. In consulting and services, we offer e-discovery solutions, which include computer forensics, managed review. We also work with our Ringtail proprietary platform, Radiance, and also offer Relativity.

And to give you an example, for example in M&A, and I’m sure you look at the Wall Street Journal, you seen many of those deals. Our experts are typically called upon to help with the regulatory requirements of such projects. We’ve been using Ringtail and now, also, Relativity as a platform. We also offer information governance, privacy and security services, which include everything from Office 365 migration, data remediation, cybersecurity and the like.

And here again, you actually have an example in our Investor Day brochure. We, for example, started working with one client on a small assessment project, turned it into a relationship and a multimillion dollar engagement. We’re helping our client with their data legacy as well as new data requirements, helping them reduce cost, but managing risk throughout this. And then under this category, we also launched this year our Contract Intelligence business.

So then, on the software side, we offer our Ringtail proprietary tool. And just so you know, we offer it both on the cloud as well as on-premise. So Ringtail is really differentiated in the marketplace with its analytics. We have machine learning, we have predictive coding and visualizations. And you know, AI is a big buzzword in our industry today. But I can tell you that on every practical project, we use these capabilities to enhance the work with clients. We’re actually already implementing this in the marketplace.

So now, our segment has been recognized in different ways. You have some of those here, names in front of you. I’m just going to mention a few. The first, IDC named us as leader in Worldwide E-Discovery Services. Second, we were named best management document review provider by National Law Journal. And also, #1 provider for case management software by Best Corporate Counsel.

And then just the focus on our people, we have our own David Grant, actually a Senior Managing Director based here in New York City, who was named Top 25 Consultants by Consulting magazine. So again, this is all a testament to our strength, our people and our positions.

So despite our strength, we were slow to address the market changes. And really, when you look from 2007 to 2014, our Technology segment has really contributed high profitability to FTI, maybe even in the industry. And we had an integrated strategy. We basically combined our software and our consulting together. And in some ways, it was the norm in the industry and we executed upon it quite well. We had a strong Ringtail product, and we were able with our global footprint to deliver those complex projects out there. But then starting in 2012, the market of e-discovery started to see some disruptions. And again, we were a little slow to react and maybe took us too long. We actually held on to our original strategy that originally served us well but then held us back.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So then in 2015, the market was dramatically different. And we were still offering software as part of our consulting, not as a software company, and then offering our consulting services solely on Ringtail, whereas the marketplace started standardizing on other platforms such as Relativity and the like.

So coupling those 2 together, again, slowed us in the marketplace. Now you can see here on the slide, it meant that between 2014 and 2016, we saw around 14% reduction in revenues. And I think Steve mentioned earlier, around $38 million reduction in EBITDA. So slowing our reaction in the marketplace has got us to see this decline.

Now going forward, we’ve put together a brand-new, refreshed strategy to address that, and we’re already implementing upon it. So that’s the really key piece to set here today.

So the first thing that we were looking at is our infrastructure costs, and really where we can create those efficiencies so that we can use those funds to invest in growth in areas that we have the right to win. And these actions were not just headcount actions, but they were really focused in 3 areas.

The first thing we did for our software business is that we hired a Chief Product Officer to focus our product strategy and to centralize our R&D costs, so really increase the efficiency in that part of the business and the focus. The second piece is we moved our data centers into the cloud. So from a CapEx to an OpEx model, and then also improved operations in that area. And the third piece is we improved our workflows and project delivery to increase profitability in consulting and services. And this is an ongoing effort. And in our business, you really need to focus and all the time be efficient.

The second part of our strategy is really critical. It’s decoupling our consulting and services from our software business. So really, the goal here is to maximize and unleash each part of these businesses independently so they really can thrive. And in consulting, what that means is that we’re taking a client-centric approach and we’re increasing the addressable market.

So now, we’re offering solutions. We mentioned Relativity, but also IBM, Microsoft, Exterro and other software out there. We also expanded and added adjacent areas. We mentioned information governance, cybersecurity, contract intelligence, and we will continue doing that as well. So really, now you can work with us across a larger array of data problems and using a larger array of software tools so our experts can really advise our clients.

On the software side, we’ve really been pushing forward with Ringtail. We’ve been opening up the ecosystem. Ringtail had been limited to date. So now, we’re offering Ringtail to corporations, to law firms, to governments as well as partners. And in addition to that, we’re taking the value components of Ringtail, I mentioned analytics earlier, and connecting it at the other platforms, Relativity and other areas where our client data is sitting. So now, you can use those capabilities in other environments and not just limited to the Ringtail world. So hopefully you can see that this is a comprehensive strategy throughout our entire business to really maximize each part of it.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So the good news is that these initiatives are working, and I can tell you I’ve been in this role a little over 12 months. Our people and teams are sprinting and already making a difference. So right here, you can see that our cost actions have stabilized our EBITDA and really have driven cost efficiency.

And what you’re really see here, while we see that we have flat revenue, what’s really happening is the roll-off of legacy hosting revenue and the price pressures is being replaced by these new revenues generated by these initiatives. So our year-to-year growth of new matter numbers is 24%. So we really grew 24% in new matters. This is very significant. And just this last quarter, we became a provider of Relativity. We already have projects under way and a pipeline in place going forward. So the changes is happening as we speak.

On the Ringtail side, we’ve also had success, and we already see growth both in SaaS and on-premise. And especially, combined with our cost actions, the economics of the business are totally in a different place compared to a year ago. So hopefully, you get a sense of the actions that we’ve put in place, the fact that they’re stabilizing the business and are already setting us towards growth going forward.

So we fast forward, you look at the medium-term opportunities, and we have 4 key areas. The first is to broaden our revenue mix. This means that we will continue working with clients across their various information and data requirements and helping them solve those in the context of compliance and risk.

The second is that we’re going to continue expanding the addressable market, and that means both the consulting and services as well as for software business. We’re going to be software-agnostic. We’re going to look for partnerships. We’re going to grow geographically, and we’re going to look at innovation based on our client needs.

The third piece is we’re going to continuously improve the crust structure. We’re in a business industry where that’s critical. And that will help us fund the next piece, which is growing our businesses and the innovation that were driving in the marketplace. So really, what we’re doing is we’re evolving from an e-discovery provider to a trusted adviser, working with clients across a variety of information and data needs in that intersection of technology and law.

And what we really need to do today is move fast. You need to have a clear vision, you need to have a strategy that you’re implementing on and tweaking all the time, because it’s a changing world. I’m personally based in San Francisco, so I can tell you it’s surrounded by innovation and fast-paced change. And I can assure you today that we are moving fast within our technology segment.

So I’m confident that we’re fundamentally on a different path today, and I’m really excited with where we’re taking the business going forward.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So with that, I would like to introduce my colleague, Mark McCall, who was just recently named, in October, Head of our Strategic Communications segment. Mark and I had the opportunity over the years to collaborate. And I can tell you that he brings extensive experience. He was previously the Chief Operating Officer and Head of the Americas for our Strategic Communications segment.

And the transformation that I’m going through today with my team for the last 12 months is similar to what Mark experienced in 2014 with his team. And I hope that I’ll be here in front of you in a few years to talk about our technology turnaround in the same way that Mark is going to talk to you today about our Strategic Communications.

So with that, Mark, the stage is all yours.

Mark McCall FTI Consulting Group Limited - Senior MD and Americas Head of the Strategic Communications

Thank you, Sophie, and it is not lost with me that I’m standing between everyone here and lunch, so bear with me.

Look, I’m — as I continue to transition to Head of Strategic Communications for FTI, I got to tell you, I’m very excited about where we are as a business. In the 13-plus years that I’ve been here as part of this, starting our Financial Communications business in the Americas, helping to build our transactions crisis and issue business also in the Americas, and then taking on additional roles, as Sophie said, in the 13 years, we’ve never been in a better position to attract talent, to continue to partner with our clients and to continue to grow the business. I’m just very excited about where we are.

For those of you who are not familiar with our business, we’ve spent a substantial amount of time building out 3 core practices: corporate reputation, which is crisis communications, digital and social media, employee engagement, again, it’s a very critical part of helping companies think about their business. Financial communications is probably the legacy part of our business. It is shareholder activism, M&A, bankruptcy restructuring and Investor Relations. And finally, public affairs, where we’ve spent most of our time and effort really growing that, primarily in the U.S. and Washington, D.C., Brussels and in London. So the areas that are focused more legislative and regulatory issues. Again, 3 of those are an important part of our differentiation.

If you look at the business that we — probably the core part of our business, they reside in each one of those. But the real differentiation and the real growth in our business comes in the combination of any 2, if not all 3, of those. I’m going to talk about that in a second.

Our second differentiation and competitive advantage, again, goes back to public affairs and the investments we’ve made in that business. Because of the investments in that business and the linkages to Financial Communications or corporate reputation, we’re very, very strong in highly regulated industries: energy and natural resources, financial services, tech and telecom and health care and life sciences. Again, that focus that we brought to our business, while we do everything — other things, that focus is very important to how we’ve grown.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

And finally, our geographic reach. We have very strong corporate — or very strong practice development, a very focused industry approach, spread across our 36 offices in different — 16 different countries. Taken together, a very strong differentiation in our industry.

And it’s not just me saying this. Our peers, our trade publications, a number of people have recognized us for the campaigns that we do on behalf of our clients. Not surprisingly, in M&A, in transactions, where we continue to lead the league tables. Financial communications, again, the heritage of our business.

But other things have — where we’ve invested are also now being recognized: corporate reputation programs, executive positioning programs; and more importantly, increasingly, not just for our business, but for our industry, is social media and digital campaigns, where we’re spending a lot of time on behalf of our clients.

This slide is really about relationships and the relationships we’ve developed over time with many of our clients. If you look at the average tenure of our clients, it shows that we’re not just about being event-driven. Yes, we work on events and do so very well, but those events turn into long-term relationships that we build over time with our clients.

It’s — the focus and the investments that we’ve made in our business also shows up in the growth and impact on our top 10 clients, where the majority of those, 8 out of 10, are either cross-border, working in New York, working in London, Brussels and Asia; but also working across different practices, as I mentioned earlier on, corporate reputation, financial communications or public affairs.

And you see this in the growth of the overall top 10 clients, which is very important. In 2014, it’s 15% of our overall revenue. In 2016, it grew to 25% of our overall revenue.

The last point about the investment in the time and energy we’ve put into our business, the last part, is the impact that, that has had on our geographic makeup. London and EMEA have always been sort of the cornerstone of our business, always will be. But because of the focus on cross-border business, because of the focus on our top 10 clients, you’ve seen a significant increase in revenue coming out of the Americas, which today represent 45% of our overall business; EMEA, 46% of our overall business; and Asia-PAC at 9%. Again, this is a well-rounded, balanced business in our core markets of New York, London, Brussels and Washington, D.C.

We’ll spend a little bit more time talking about those investments because it’s important to understand our differentiation and how we’re going to grow going forward.

Financial communications, as you’ve heard me say, is really the mainstay of our business, and the transactions in bankruptcy and restructuring. Investments in corporate reputation have grown that is a portion of our business to 40% of our overall business. Public affairs, again, the fastest-growing part of our business, is now 27% of our overall business.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

And again, while all of these are important to how we serve clients and how we help them manage issues, it’s really the way we integrate across every one of those practices that’s important and provides differentiation.

A transaction today is not just about communicating to the financial community, it’s about communicating to employees, it’s about communicating to legislators and regulators who have the ability to put a halt on a potential transaction. It’s about communicating to NGOs. All of those taken together, it’s a much different world from which we — even 10 years ago.

Let me give you a few examples. Shire. Shire is a client. And clients like Shire will come to us for Investor Relations support — ongoing Investor Relations support for the analysts and shareholders. And over time, they’ll go through, let’s say, an executive change or they’ll go through a transaction, they may have a regulatory issue that they need help in Washington, D.C. Over time, we continue to build that relationship by being able to support them in different parts of the business.

Monsanto, Exxon, other interesting examples, where they will come for us for a very discrete public affairs mandate. And over time, we’ll help them in other practices, financial communications or corporate reputation. We’ll also help them across different geographies, in the U.S. and in Brussels and London.

And finally, clients like Mastercard, where Mastercard, we helped them in virtually every one of our offices in a large majority of our affiliates, in both public affairs and government affairs. You can really say, today, that we are the backbone of Mastercard’s public affairs and government affairs business. It’s a very strong relationship that continues to grow.

You know, as I continue to transition into the Head of Communications, I’ve spent a lot of time in various offices. I’m in London a lot. I’m in Brussels. I was just in Dubai. And next week, I’ll be out in Asia Pac. I am astounded in the talent that we have on our — inside of our business.

Yes, we have very strong public relations professionals that we hire, train and mentor throughout our business, but we’re pulling people out of public service, former legislators, former regulators, to help advise clients on how issues might impact their business. We’re pulling people out of investment banks, law firms. A very diverse group of individuals rest within strategic communications, and that’s very important to how we’re going to continue to grow.

But it goes deeper than that. We’re actually using more and more individuals in our Economic Consulting practice. We’re using individuals in our FLC and GRIP practice. In our Corporate Finance, both on M&A and restructuring, working alongside them. No other firm in our industry has the ability to do that, and it’s a strong differentiation for us.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So if I’m talking about the talent, the recognition that we’re getting in the business, the focus that we’ve brought, both from practices and sectors, how’s that driven our results, it’s a modest growth in revenue. But the deeper impact and the more important impact is the overall shift in profitability, which has been very good and very strong.

That shift has come directly because of the strategy that I told you about earlier. And that is the focus of our business away from smaller, unprofitable business into larger top 10 accounts that are driving our growth, and we’ll continue to do that going forward.

I’d characterize the early part of 2017 as a soft entry into 2017, driven primarily by the Americas business for a number of reasons. If you look at the results of the third quarter, you’ll see that we’ve turned that around. We knew that the pipeline was there, we knew that the business would adjust, and it certainly did, which makes me very optimistic about the fourth quarter and certainly into 2018. I feel, like I said in the beginning, really good about where we are.

So where are we going from here? You look at the investments we’ve made, the tenets of our business are very simple. One, we’re going to continue to focus on large client relationships. Relationships where we’re covering multiple practices, corporate reputation, financial communications and public affairs and across various geographies. These complex relationships are relationships where we can differentiate ourselves and grow and build that relationship.

We’re going to enhance our market share by, again, focusing on highly regulated industries. That combination of public affairs, financial communications is very important for advising clients in energy and natural resources, health care and life sciences, financial services, tech and telecom, and we’ll continue to do that. We do other things, but that’s where we’re going to win.

And finally, our teaming and how we team, not just within Strategic Communications, New York to London to Brussels and into Asia, that’s important and that’s stable stakes. When I talk about teaming, it is cross sector or cross segment into E Con, bringing in our colleagues to help us advise clients, bringing in our colleagues in GRIP and FLC to help advise clients. And again, working alongside our colleagues in Corporate Finance, both on restructuring and M&A. It’s very important to how we differentiate ourselves. Quite frankly, it’s going to be how we’re going to drive the business going forward.

So let me end where I started. Been with the business 13-plus years, I can tell you, never been in a stronger position to grow, grow our talent, partner with our clients and grow the business overall. Yes, I’m very excited about where we are, and thank you very much.

And I think at this stage, I’m turning it back to Mollie for lunch.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

Good to go.

Mark McCall FTI Consulting Group Limited - Senior MD and Americas Head of the Strategic Communications

Go to go to lunch. Thank you, everyone.

(Break)

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Duran, can we pull those doors shut? We will still allow the late folks to still come in, but we can close the doors. Did — I know the line was long. Did everybody get a chance to get lunch? Yes? Thank you. We’re starting a little bit late, but I think we can make this afternoon work, okay?

So welcome back. Let me just recap briefly what we did this morning and give you a sense of what we’re doing this afternoon and how it complements what we did this morning, okay?

This morning, you heard each segment talk about the changes it’s driving, what it feels great about, what it’s been working on, where it sees opportunities going forward, right? You heard Mike and Carlyn talking about taking a great business, and taking it to the next level. You talk — you heard Chris talk about an extraordinary business we have in E Con. And that even though we are extraordinary and maybe the world’s leaders in a lot of places, there’s still room for growth. You heard Paul talk about some of the major changes we’ve made in FLC. And some of you have noticed that FLC hasn’t performed like a sort of core business that we believe it can perform. But I think you heard Paul talk about the many changes we’ve made in that business and why he believes we are now positioned for that business to resume growth, and that we’re already seeing that, for example, in the third quarter. You see — heard Sophie talk about a pretty major change effort, a need to run fast, to be focused, run fast and drive change and then think about it and do it again. And I think you’ve hopefully got a sense that, that’s exactly what’s happening in the tech business, and a business that was going like is now going like this. It’s not yet going like this, but there’s a big difference between going like this and going like this. And that’s in a year, which is a pretty impressive change. Then you heard Mark talk about a business that went through that actually 3 years ago, right? I mean, that was the — one of the big declines in the early part of the decade, right, from $57 million in EBITDA to $19 million in EBITDA for the year before that slide he showed. We moved that business up. More importantly, we moved that business up in a way that gives — given us a more robust platform for growth going forward.

So that’s what we talked about in the morning. And frankly, that has probably been the main focus of our efforts over the last 3 years. I mean, we really have been focused on making each business succeed in and of itself. 1,000 years ago, when I was a consultant at another firm, I did a piece of work for a major telecom firm, which will remain nameless, let’s call it AT&T. And there were divisions of AT&T which thought it was okay to lose money because it was supporting another business. The chip business

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

thought it was losing money because it was critical for the phone business. The phone business was losing money because they thought it was critical for the long-distance business. It’s not actually a strategy that generally works. You need to have businesses that themselves are succeeding and able to grow even if you didn’t have the rest of the enterprise. That’s a solid foundation to build on, and that’s what we’ve been committed to do.

But we’re not limited to that, and that’s what this afternoon sessions are about. This afternoon sessions are about how are we taking not just the strength of the individual businesses but the company as a whole and using it to move us forward. We’re going to do that in 2 sessions. First, a panel discussion. And then Kevin Hewitt is going to come up and talk about the EMEA region as a device to take the business forward, okay?

The first way we’re going to start this is with a panel discussion. We’ve got 5 colleagues up here to talk, and we’re going to talk at this at a couple of different ways. One of it, we’re going to talk about initiatives we’re driving cross company as platforms to support all the growth initiatives that we’re doing here. The other one is we’re talking about how commercially we’re going to market that supersedes the segment structure in ways that are driving value for our clients but also value for us and our ability to generalize those going forward. So that’s what we’d like to do for the afternoon first in — with this group and then with the regional presentation. All right.

So let me start first with Jeff Amling. Jeff, raise your hand. Jeff’s going to talk about M&A. Jeff only took over M&A after I came over here, but he’s been here for a long time. He’s an investment banker by background. He’s seen a lot of deals over the time. And he was here for a long enough time to appreciate the foundation — the fundamentally great acquisitions we did in the early part of this century. In the 2000 to 2005 period, when we did such great acquisitions that essentially created this company. It was also when I came in quite vocal about the fact that many of the acquisitions that we had done recently weren’t up to that standard and ended up actually destroying value. So I asked him to take over the role, but I also asked him to talk with colleagues and say, “What is our lesson learned? What characterizes our great acquisitions? And what characterizes the ones that weren’t great? And let’s turn that into criteria that we can all agree on going forward. So we do as many of the great acquisitions as we possibly can but avoid some of the ones that are going to be pitfalls.

So, Jeff, maybe you can share a little bit your thinking and how we proceeded since then.

Jeffrey S. Amling FTI Consulting, Inc. - CMO & Head of Business Development

Sure, Steve. Happy to. What we’ll do is 2 things, just take a couple of minutes, one, look at a slide that talks about some criteria that we’ve coalesced around at FTI, and then to make it come alive, talk about, in a granular way, the CDG deal that we did this past summer that Mike Eisenband alluded to earlier this morning in Corporate Finance.

First of all, here are 8 criteria, and let’s maybe just walk through a few of these. I’ll comment on some and highlight one of my favorite ones to sort of let you know where I think the — our executive committee is on decision-making here.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

First of all is our relationship with the target. So is it a set of professionals we don’t know? Or is it a set of professionals with whom we work with in the past and know well and competed with?

Also, what’s the situation? Is there a banker involved? Is it an auction process? Is there a sort of tough time line where you have metrics about when you have to your LOI, when you have to have your contract in? Or are we perhaps friends of theirs and only one bidder or one of maybe 2 or 3 bidders? So the situation can be important as well.

In terms of the financials, do we understand the financials? Is it a business we are already in? And do we know how to potentially grow and enhance that business with it being part of the FTI platform?

In terms of longevity, that really goes to the professionals. Who are the professionals? And what are their desires? Is it an older team at the company that we’re looking at who’s looking to retire? Or is it a team that really wants to be FTI and in our culture and take some of their up and comers and grow them into new positions? And do we trust them to be with us in the long run? Because when we pay capital, we have to sort of get repayment on that capital over some measure of time.

And the fifth and most important one, or sixth, is valuation and deal structure. I was an investment banker. Investment bankers love to categorize professional services business in terms of adjusted EBITDA. And what they say is, “Let’s strip out all the corporate costs. Let’s strip out HR. Let’s strip out finance. Let’s strip out our IT. You guys already have all that. You don’t need that so we’ll just add that back in.” And they’ll even add back in some bonus compensation from time to time, too, because what they want us to do is to pay for their cost saves. Well, that oftentimes never works. So what we like to do is look at revenue per professional and revenue per enterprise value, which we think is a much more meaningful metric in this business. So — and so on. And you can read the rest of these by yourself.

So if a deal we do is on the left-hand side of the equation, it’s going to be radically different from one that’s on the right side of the equation. And I think almost all the successful deals that FTI has done has some key attributes that fall to the right-hand side. And what we’ve essentially done is embedded and formalized this within the executive community. So all the segment heads know what we’re looking for, they know what to look at. And it also saves their time because they know what to say no to early on if we just can’t meet a formal auction process. And this isn’t rocket scientist. We don’t have to be rocket scientists to do this, but you do have to be disciplined. We mapped that to our history, and we’ve talked about it extensively. And we’ve agreed that these are the criteria and the ones we want to be going with and using going forward. And there are always going to be deals in professional services but not that many for us that we believe fall to the right-hand side of the equation. And however, there are some rare ones like CDG where we thought it was attractive for a lot of reasons, I’ll walk you through those, and we’re prepared to be judicious, burn some calories and be all over that opportunity.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So let’s turn a little bit to CDG. Mike Eisenband, who’ve you’ve met, who heads Corporate Finance, knew Bob Del Genio for 14 years. They used to be professionals together. They worked together. And they talked for a long time. We all talked to Bob for a long time about what he wanted to do. We knew the business well. It was a business we competed with across the table. They (inaudible) we won some, and we actually shared some. But we spent most of our time talking to Del and saying, “Well, look, we’re only going to do this if you want to be part of FTI and its culture and remain with us.” We not only listened to his responses, we believed him. He’s a great professional, a trusted adviser to many clients, and now he’s part of FTI. We did pay a reasonable amount, but we’ve integrated it. Bob and Mike have offices next to each other. The integration plan seems to be going well, and we think it’s going to be a real powerful combination. They had a great leading company advisory business. We had a great leading company advisory business. And now combined, it’s even a little more powerful, we think. So in CDG, we got some terrific professionals, and we’re really quite excited about this combination.

So just to summarize, I think perhaps in many of your minds, there’s questions about but where is FTI in the M&A world? We haven’t done many transactions. That probably means we’re not interested in deals. And I would say, that’s really not true at all. I don’t — I think I’d agree with Steve, and there’s really nothing more powerful that we can do with our free cash flow and capital than do a nice, accretive tuck-in acquisition. And CDG was one of those, and we jumped all over it. And we have more of those, we have plenty of dry powder and cash to pursue those.

So I think we’ve put in place some disciplined processes. We have good buy-in from our partners in the executive committee about what those are and what happens in the majority of situations where the deals don’t fit that model. But at the same time, where they are good deals and they fit that model, they know we’re going to move quickly and aggressively to see if we can close one of those.

Steve, did that cover it?

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

That’s good, Jeff. Yes, thanks. Terrific. Thank you. So if you have great deals that fit the CDG model, please see us after the meeting.

Charles. Charles, I asked a little over a year ago to head up our Health Solutions practice, which had a lot of work to do. And Charles is a very disciplined line manager. He’s also an aspirational line manager. He knows how to build client relationships. He also knows how to take out costs. So he did a lot of stuff within that practice to both take out costs but also bet behind the subsegments that we really have a right to win and do all that sort of stuff. And that’s the sort of stuff you heard this morning. I think what was perhaps a little more innovative was that he — innovative more for because of our history was that he realized that Health Solutions actually has a huge amount of power if the teams with some of the other segments have FTI. And that was a theory in this company, but not that many people had operationalized that theory. Charles is not only a tough businessman, he’s a charming guy, and he managed to get a lot of his segment leaders to cooperate with him. And it’s helped take the business forward, and I think you think this is a more generalizable observation for us going forward.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So can I turn it to you?

Charles D. Overstreet FTI Consulting, Inc. - Global Segment Leader of Health Solutions

Thanks, Steve. I’ll try to get folks over to you. We’ve had a long track record in Health Solutions of working with people with regulatory issues or folks that find themselves really be focused on complex investigations that also led us into doing a lot of monitorships of people under negotiated corporate integrity agreements with various regulators. But we also have an operations practice. So focused on operations improvement, performance excellence and doing things you wouldn’t want to do [in any] kind of business. Together, we’ve been fairly successful. But where we really find our synergies is we have a world-class restructuring business. We have leading economics business. We have deep strengths in Strategic Communications. And we, of course, grew out of the FLC practice that Paul talked about. All of that supports a lot of things that we can be doing and capitalizing on synergies that we have at FTI. As you talked — or as Jeff talked a minute ago about what we’ve done, historically, maybe we were slightly silo-ed or weren’t really partnering together in doing things. But we’re a little different than our competitors. Similar in size, but we have a world-class bankruptcy business, and we work with people on that. And we’ve been involved on a number of things, operational due diligence. We have people who are physicians, that are nurses, that are hospital administrators like myself that have worked in the industry and can bring kind of the intel inside in what we can do.

I took over in November of 2015. I’ve been here since November 1, 2003. So been here a while and understood the business, so we’ve always kind of focused on one firm and what could we do. Now we are really focusing on our core strengths, working with our Economics Consulting folks. They bring some analytical rigor to some of the things we do, more investigative. But then we also helped them in the operational issues that may be a merger, an acquisition, of where there’s antitrust rules and things. We’ve also worked with a lot of our practitioners in corporate finance where we have deep skills there. But we again bring operational and what I would say regulatory focus of what health care is. We worked on the Adeptus sale, the Millennium labs. We have laboratory expert. We have people that have worked in the lab and can bring to bear certain things. There’s also entanglements in a number of those type of bankruptcies where we talk about federal investigation, where the people that have worked through those, then continue to monitor companies after those investigations. But in health solutions, we’re only an example. We’re an example of what we do in energy, in TMT, in other things. And you’ve heard each of my colleagues talk about today of how we can work better together. To me, I’ve never been more excited about being at the company, and I’m glad to be here today to talk with you.

Steve?

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Thanks, Charles. John Klick. At the ExCo, we often talk — as investors, we often talk about the core of our company being deep expertise, and I think that is the core of our company. It’s the reason we exist. It’s really top-notch experts, all those awards you see, all that sort of stuff.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Having said that, when you actually talk with our clients, when you go into a client, you often find they love our person who’s there, and they think of us as only that practice. So they might love Pat McGeehin, but they think of us as only a construction solutions practice. So they might love somebody on Mark McCall’s team, but they think that the only thing that FTI does is strat comms. And that limits us. It limits us in terms of our opportunities, but it actually limits the clients, too, because there are a lot — most clients have actually a lot of complicated problems. That’s just the historical heritage. A huge opportunity for us is to go beyond that historical heritage. And John has been one of the people taking on that role. We’re taking several different approaches to it, and John has been taking on a role to try to change that for the last maybe 6 months and maybe you could tell folks what you’re finding.

John C. Klick FTI Consulting, Inc. - SVP

Sure. Thanks, Steve. At FTI, we have a fantastic group of clients. We’ve got — we are advisers to 97 of the world’s top 100 law firms. We’re advisers to 56 of the Fortune 100 corporations. And we have really strong relationships with these companies. We — and that’s become a real asset to our business, I believe.

So I’ve developed a very strong view that we can build on the trust and relationships that we’ve got to understand at a much deeper level what it is our clients are dealing with, how we might be able to help them and do a much better job of helping our clients, particularly these days where there are a lot of disruptive activities going on.

At our last Investor Day, I talked to you in my role as Head of the E Con segment. And in May, I left that job. Mr. Osborne took over. And I’ve started working on a program to help us develop deeper, more client-centric ways of going to market. And so that’s what I’m going to chat a little bit about today.

Now you would think that it’s kind of a natural thing for our folks to go to market this way. But an impediment is really, in some sense, a function of the strength of our business. We have world-class professionals who are used to using their expertise for clients to the maximum extent possible. And they don’t always think about the client, what the clients’ broad range of issues are. And so they’re there, they’re working really hard on what they have to do, they’re performing at a very high level and, as Steve said, the clients love them. But if we were to stop a little bit, slow down, think more broadly about the issues our clients are facing, we would find ourselves in a deeper relationship with them and able to help them better. So this is what I’m trying to do when our — when we do, do that for our clients, they just love it and our people love it, too.

So I said a moment ago that we were advisers to 97 of the top 100 law firms in the world. But even there, we have a lot of work we could do to improve on that. An example of that is we have a law firm that’s used for years our Economic Consulting folks in securities litigation. But they were completely

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

unaware that we had a really strong capability in computer forensics. And so when we were able to bring that to them with our securities folks, a much deeper ability to help the client, and they really, really appreciated it. But that knowledge the law firm gained about our computer forensics is much more widely applicable than securities litigation. It’s a big thing now in a lot of other kinds of litigation and a lot of the investigations work we do.

When we look at our top 10 corporate clients by revenues year-to-date, I see a ton of opportunity. And it’s clear that we’re not at the moment bringing the full breadth of what FTI can do to these clients. And the chart up there is our top clients. As Steve said, we have a lot of corporate clients who see us as Strategic Communications or Restructuring. And the job we want to do here is to bring the breadth of the company to those clients. And when we do, we get comments like, “Why haven’t you introduced me to these people before? We can really use them.”

So what I’m about here is trying to broaden out the way we look at the clients’ issues and broaden out the capabilities we can bring to the client. One example I’ll talk to you about briefly is when I accepted this role, I thought immediately about a large electric utility client of ours that has major operations both in the U.S. and in Europe. And we’ve had 2 long-standing relationships with this client, one on environmental issues in the U.S., the other on regulatory issues in Europe. But as you all know, power companies are under tremendous pressure right now dealing with a whole set of transformational issues like shift from carbon-based fuels to renewables, the anticipated growth in electric vehicles and a whole host of issues.

So we decided 5, 6 months ago to just go into this company, have conversations across the company several levels deep into the organization to really understand what it was that they were facing, how these disruptive things were going to affect the businesses they were in and how we might be able to work with them to address these issues. And what we found is even in sometimes our initial meetings, we’ll be chatting with them, and we begin to solve the problem, we begin to think about how we could work together to solve this problem. The upshot of that has been, in the last 3 months, we’ve gotten several engagements from this client, all of them for practices that never worked for the client before that cut across all 5 of our segments. And going forward, I expect this effort to result in annual revenues from this client that are 10 to 15x what we’ve had historically with them. So this is just one example. There are dozens of other examples like this, and we are pushing down the road to pursue these.

This experience over the last 6 months has really convinced me that there’s this sort of untapped reservoir of goodwill with our clients that if we can bring it to bear on a broader set of problems, we’ll really be benefiting them. But if we succeed at that, it’s going to generate tremendous value for our shareholders going forward. So we’ve put a lot of effort into this in the last 6 months. It’s really begun to pay off handsomely for us, and we’re looking forward to pushing down the road with it.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Great. Thank you, John.

John C. Klick FTI Consulting, Inc. - SVP

Thank you.

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Holly Paul. Some of you have met Holly. Holly is our Head of HR. People processes in a people business that is trying to do organic growth, they’re important. They’re also challenging because you’re not only talking about the generic people processes across the platform, how do we upgrade our recruiting? How do we upgrade our promotion processes? How do we upgrade our development processes, our diversity processes and all those sorts of processes? You’re also not — you want an HR organization that’s not doing that only in the abstract that ties back to the strategies we heard this morning because we’re not growing every place equally. We don’t need exactly the same capabilities every place. You need an HR organization that’s not to the side. You need an HR organization that’s engaged in the business. I think we’ve moved that forward enormously in the 2.5 years or so that we’ve been here. And perhaps you could give us a sense of where we are in the journey.

Holly Paul FTI Consulting, Inc. - Chief HR Officer

Yes. Great. Thank you, Steve. And, yes, certainly a lot of work in this area. Nice to see many of you that I’ve talked to on corporate governance calls in the past. And today, I’m here to talk to you about our people efforts, lots of efforts going on there. And as a professional services firm, if we’re going to have winning positions in the market, we really need to make sure that we have the right headcount in those areas and ensure that we’re not adding headcount in the areas where we don’t have those positions.

One key question we’re constantly asking ourselves and you heard a lot of our business leaders, where do we have a right to win? And do we have the right people in the right places in those places to continue to win? I would say that, in my 3.5 years, actually, has been sort of actually the biggest change that I’ve seen here at FTI, just that type of thinking. And the core of that change has really been sort of twofold. First is you got to take a hard-nose look. You got to look at the strategic parts of our business, where we are winning. And we’ve got to make sure that — in those places that we’re growing.

We also have to deal with the realities as well. You heard about some of those realities. And when we have those realities, we need to take some action. And all of these things involve people, of course. And when we say things like and you hear the words we’re going to invest in that behind a position, what that means is we’re hiring behind that position. When we say we’re going to take tough actions, that means that, sometimes, we’re having to take out some of the people and that we’re going to have to do that in the right way and in a supportive way and to help us sort of grow for the future. In a lot of our segments, we’ve done both of these things. You heard about some of these today. You heard Paul Ficca in FLC talk about our investment behind cybersecurity with deep expertise. You also, on the other hand, heard him talk about closing down a business in Brazil. We have lots of those examples. We have lots of successful examples of where we’re betting behind positions. Restructuring in North America and EMEA, you heard about transaction advisory services in corporate finance. In E Con, antitrust, international arbitration are practices that we’ve bet behind. You heard Mark McCall talk about public affairs and strat comm.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So for me, this is a huge priority. It’s a huge priority of the HR team, how we support those things, how we get the headcount in the right places and really focusing on how we get that discipline in place. We need to have that strategic view. We need to invest behind those positions.

Another area that we’ve been focused on in the HR team is our people programs and how we develop our people. We need to do the right things to attract them, to grow them, to retain them, to develop the next generation of leaders.

And when I joined in 2014, I remember thinking, “Wow, it’s a company that’s been made up of acquisitions.” That might be hard — might be a hard history to get all these things right and get these sorts of processes and disciplines in place.” And so we’ve been focused on that in HR. We’ve been developing training. We’ve rolled out a performance and sort of talent development system. I’m very focused on sort of coaching and feedback, giving people the right developmental opportunities. And as a result, we’ve had more promotions at our Senior Managing Director at our Director levels in the past year, which is fantastic.

We also — as you can see, we’re — the awards, you’ve heard all of our different segments talk about it. But our next generation of experts getting recognized externally, so inspiring and something we’re going to continue to focus on.

Our leadership ranks are becoming more diverse. I think you can see that with some of the folks that have come up on stage. And best organizations focus on all of these areas. We need to make sure that we’re getting our emerging leaders and figuring out how to make them more successful and how to coach and develop them in the right ways. And we’ve really developed systematic approaches to all of these things. Because of that, we have more motivated people, because when they’re getting promoted, they’re focused in the right way, they’re getting the right opportunities, they’re being recognized in the market, they’re being recognized internally within FTI. And that excitement builds. I mean, it builds a culture where we have great people. We’re attracting great people, and they’re really, really proud to be at FTI.

So going forward, myself, the rest of our leaders, our HR team, we’re going to continue to focus on that, focusing on organic growth, organic growth with higher utilization, making sure that it doesn’t exceed revenue growth and putting the people in the right places. I’m really excited about the work we’ve done and certainly still lots, lots of work to do.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Thanks, Holly. Sorry about the 2.5 versus 3.5. You look so young (inaudible).

Holly Paul FTI Consulting, Inc. - Chief HR Officer

(inaudible)

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Paul. Cost and infrastructure. Now Paul actually is the Head of our Strategy, but I pushed him into service here, in part, because one piece of his infrastructure, Real Estate, which is actually our largest SG&A category, does report to Paul. FTI is a company that certainly knows how to deal with cost. Mike, you wouldn’t be in business if none of your guys knew how to deal with cost, right? I mean, you’re in a bankruptcy situation. Occasionally, you have to deal with a little bit of cost, occasionally, right?

I mean, so we know how to deal with cost. What we’re talking about here is a little bit different. The question is, how do you do programmatic change, which isn’t just disruptive, rapid fire cost out? But how do you do programmatic change in a way that allows you to both give your people better situations as well as lower cost? And that’s an important theme across our enterprise. You heard Sophie, where are you, Sophie, there you are, talk about what she has been having to do in the tech area. By the R&D changes, some of the approaches to R&D that are done by the Chief Technology Officer you brought in, I think we have lower cost and higher productivity coming out. It’s not a trade-off. You managed to do both. Same thing for the data centers. You’ve managed to get more capacity in your data centers at lower cost. That’s sort of what we’re trying to do in our infrastructure as well.

So I’ll give you — start with a prosaic example or have Paul start with a prosaic example. Seeing on real estate, how complicated can real estate be. It turns out it’s actually pretty complicated and actually pretty important, given that we have something like $80 million. $80 million of expenditure. And actually, it makes a huge difference to our people. I mean, you can always get real estate costs out by just putting 27,000 people into a cube. You’ll lose all your people, right? And you can also put them in rabbit warrens and get no collaboration. Or if you invest the time, you can actually get lower costs and a better experience for your people. And that’s — I’d like Paul to go through that example and talk about that as a generalizable thought we have been thinking about collectively at the ExCo.

Paul?

Paul Alderman Linton FTI Consulting, Inc. - Chief Strategy & Transformation Officer

Thanks, Steve. I mean, as most of you know who have looked at our financials, like most of financial services firms we spend a fair amount of money on infrastructure, whether that’s real estate or IT, marketing and so on. I think the key question, I, with my colleagues, have been trying to answer is, how should our infrastructure evolve to help us meet some of the organic growth goals that you’ve heard about this morning and that we’ve talked about over the last few years while also delivering on the financial aspirations that we’ve talked so much about.

And to answer that question, you really need to think about how are the different ways that we need to support our professionals. There are — professionals interact — engage differently, different levels engage differently, different segments engage differently. We have several different business within FTI, and we need to be able to support all of that effectively.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So really, our objective is to make sure that we’re able to provide our clients with the best possible service at the optimal cost for the company and also deliver value for our shareholders and keeping all of our employees’ interests in mind along the way. So it’s a pretty, pretty complicated set of things that we’re working through.

But Ajay and I are partnering on this with the leadership team, and we’ve collectively committed that we’re going to be able to assess our infrastructure needs, take a really, really rigorous look at our cost structure and figure out how do we solve this equation and solve it while doing the best things for our employees.

So we have a number of multi-year efforts under way. Real estate is one of them, which I’ll talk a little bit more about. But a number of efforts under way across our SG&A cost structure. And we think that’s going to deliver some real value over the near and medium terms.

So just talking about real estate. I think we have an overview up here. As Steve said, it’s about $80 million of spend for us, about 1.3 million square feet. So a fair amount of space. Real estate costs this year will be down to about 4.4% of revenue, more or less, which is down from a peak of about 4.8%. So we’ve made some progress there. But we really have potential to drive that lower. We can be below 4%, and we’re working towards that.

So how do we deliver on that? I’ll give you a little bit of what we’ve instituted and established within the firm. So you’ll see up here, these are kind of a high-level version of a long set of real estate guidelines that we’ve really now embedded within FTI. These kind of core real estate standards and guidelines now drive real estate decisions. Our people decisions have come with it, within the real estate, and they lead us to drive to objective rather than emotional decisions about real estate. So it’s tied to the financials but also tied to a lot of things that Holly talked about in what we’re trying to accomplish with our people. And we’re operationalizing these guidelines with the help of the regions and the segments to make sure that we continue to move forward, not only in helping our folks but also bringing the cost down.

I think this might be best illustrated with a couple examples. The first of which is Washington, D.C., our K Street office, which we relocated during the first half of 2017. This was the office I sat in when I first joined. If you looked across the office, what you’d see is lots of perimeter offices, not a whole lot of natural light coming into the kind of core where a lot of our junior folks work. WiFi connectivity was probably not even as effective as the Starbucks down the road in some places. And the costs were not — were above market, and we could do a lot better, far, far better. So we started an effort working with a number of people, segments and our leadership within D.C. but also our global segment leader to say, “Could we do better?” And with lots of inputs from billable, non-billable staff, lots of careful thought, detailed execution, we were able to create a much better workspace in our new 12th Street office. It’s

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

better on several dimensions, and we’re also able to get a fair amount of cost down. Some of those stats, I think, are in your books. We consolidated from 4 floors down to — most of the staff are in 1 floor and a few staff on another floor, open the window lines, letting a lot more natural light in, so much more enjoyable place to work. The technology works. It’s designed so that our people can be mobile within the office. They can collaborate in their offices, in their workstations, in the conference rooms without losing any connectivity, whether they’re on the videoconference or they’re connected to the hard drives where they have information stored. Much more flexible environment. And there’s just much more energy throughout the entire workspace, so people are feeling a lot happier. It’s not perfect, but we’ll continue to tweak and we learn from that example, and we’re rolling that out across FTI.

Financially, I think you can see the costs are about 39% lower, about 14% less space, and we still have room to grow over the duration of the lease. So those financials will continue to improve.

We’ve also done some — made the same — similar changes in Bowie, where we have a lot of our infrastructure folks at, and San Francisco, where we opened up about a month or so ago. We leverage the same standard, the same guidelines, went through similarly rigorous planning process. And it’s a huge improvement. In Annapolis, the previous office that we relocated to Bowie are people that really had to leave their office, walk outside, walk across the street to collaborate with some of their colleagues. Not that effective of driving a lot of the cross segment things that we’ve talked about today. The new office is much, much improved. The people are enjoying better workspace, engaging more frequently and easily with their colleagues. And once again, occupancy costs are much, much lower. So those are a few of the examples.

We’re also looking at our smaller offices. We have quite a number of offices, as you know, and many of those are smaller. In the small offices, you have some structural issues because 7-person office could grow to 14 or to 28 over a 3-year period. So historically, we haven’t thought about the strategy for those offices to provide flexibility. We’re now doing that. And we’re employing solutions that give us flexibility to grow fast or grow significantly faster if we need to while maintaining a lower cost structure. One example is Miami where we moved the office to a WeWork Services office. People actually enjoy it. It’s a much livelier place because there are other people around. But it’s also much more cost effective for us. We’ve had kind of similar level of savings in that office. So I think we’re in the early stages of this, but we feel like we’re making pretty good progress.

But real estate is just one example. We’ve — as I’ve said, we’ve taken a hard look, a rigorous look at several other infrastructure categories, and there are several other efforts, multi-year efforts, in some cases, under way to improve areas like IT and marketing. And we’re going to drive those pretty hard over the next few years. And each of the functional leaders behind those is really charged with developing and driving plans that are going to improve the infrastructure to really provide the right level of support for our professionals while reducing cost. So pushing the boundaries between the trade-off between cost and effectiveness, and I think that’s something that we clearly can do.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So I’m pretty excited about where we are, Steve, and I think we’ll have more to say the next Investor Day.

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Okay. Thanks, Paul. Thank you, Paul. So, look, this is the end of this panel.

To summarize for a second here, whether we’re talking about cost and infrastructure, really thinking at the next level to make sure we actually can do both cost but also improve our experience, whether it’s getting the right people in the right places, whether it’s this radical idea of actually listening to our clients to figure out where the problems are and navigating to the rest of FTI or the other radical idea up here of cross segment collaboration or disciplined but aggressive look for M&A, these are all processes that didn’t exist in this company at one point, that exist now, that’s actually creating value for our company. And to me, you’re starting to make the company more than the very important sum of the individual parts.

Thank you for the panelists. And then I’m going to introduce Kevin. But thank you very much.

Thanks, Holly. Kevin, you ready? The lunch is starting to settle in. You’re going have to be on, right? You good? Okay.

The other way we’re trying to make the segment, the whole more than the sum of the individual segments — you good? Okay. There are other ways. You just heard a series of initiatives and functions that are trying to make the whole more than the sum of the parts. The other way we’re working in that direction is by putting in place a regional matrix organization, a lean regional matrix organization. I just want to underscore. The segments are here to stay. This company is based on expertise. So there’s nothing more important than the expertise of our company, and that’s where the expertise is housed, is in our segments. But as you see the power available, particularly as you talk about cross segment collaboration and our client dimension, there’s something that segments aren’t particularly well set up for, which is cross segment collaboration. And also some other things that cross segments aren’t particularly well-suited for like thinking about geographies as a whole, how do we get share in Germany, thinking holistically about the problem.

And so we put in place a regional matrix structure. We started in Europe. Today, I’m happy to announce we’ve just extended it to North and South America. Les Moeller, you want to stand up? This is Les’ first day on the job, I thought about putting him up here and giving you the opportunity to grill him with questions. Somebody thought that was unfair. But we’re welcoming him aboard. He’s Kevin’s counterpart in North and South America. But I’ll let Kevin do the introduction for what we’re trying to do. But essentially, we are trying to use regions — not as substitute for segments, but as complementary vehicles to unlock the power of the company that didn’t come out when we just focused on segments. It’s the set of theories — more important than the set of theories, it’s working. When you hear Kevin talk, it won’t just be about where he sees the business can go, which is pretty powerful, but also where the business has come from and where we have taken it over these last 3 years as he’s been, first, co-leader, and now, leader of Europe.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

It’s a powerful journey and one that we think we can extend in Europe and elsewhere around the world. Kevin?

Kevin Hewitt FTI Consulting, Inc. - EMEA Chairman

Great. Thank you very much Steve. So Kevin Hewitt, I’m the second Brit in the ExCo team. I’m based in London. I’m going to counter Mr. Osborne’s assumption that we — that us Brits are understated, because I stand here in front of you, very proud of the journey that the EMEA region has been on. But as Steve said, more excited about where we can take it.

So I’ll throw out a number for you which I think is incredibly powerful, but I wasn’t at the last Investor Day. But since 2013, if you compare our 2013 revenues to our 2016 revenues, we had a great year last year. We’ve grown the top line of this business in the region by 27.2%. We’re very proud of that.

As you know, we don’t announce, publish adjusted EBITDA. But the progress that we’ve made in this business over the course of the last 2, 3 years, in particular, we are now in the region a major contributor to the EBITDA of this company. We are a major contributor to the EBITDA of this company.

We have a fantastic platform in EMEA. We have professionals that, as Carlyn quite rightly mentioned in her presentation, that lead from the front on complex situations, business critical missions for clients, for companies, for corporates, for banks, for lawyers, for governments. And they come to FTI in Europe because we have the leading professionals.

I’ve never been put off by the prospects of hiring people that are better than me. Some would say it’s a low bar. But my point is, you have to keep hiring the best people. We take on the accounting firms and other Tier 1 competitors routinely in EMEA. And we routinely beat them. Not always, because that clearly would be unfair, but we have more than our fair share of wins against major competitors.

I joined this business 10 years ago. I’ve enjoyed a fantastic career at one of the accounting firms, and we have built a corporate finance business working very closely with Mike and with Carlyn that we’re very proud of.

My point is that we can be proud of what we have, and we are. But the journey that we’re going to take this region on, I would love to be standing here in 2, 3 years’ time or whenever we next have this presentation, to demonstrate that we’ve taken the region on to the next stage of its development. And I want to convince you all at the end of this presentation that those opportunities are out there.

Okay. Let me just pause. And just for those that don’t understand where the EMEA region has come from, just talk you through where we are.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So 2006, briefly, we acquired the Financial Dynamics business, now Mark’s Strategic Communications business. Had a very significant footprint in EMEA. In 2007, when I turned up with some fantastic colleagues, who, let me tell you, are still here with me, with us, 10 years on, and I think that says something about the culture of our business in EMEA; we hired some folks from one of the firms that we set up and launched the Corporate Finance business in EMEA.

Now we can argue as to whether we are #1 or #2 in the market in EMEA, and we can argue about that with the other firm that argues whether they’re 1 or 2 in the market. But the fact is, we are up there. We’re absolutely up there. There’s no debate. We’re not 3, 4, 5. No debate.

So continuing the journey. By 2011 we’ve seen another significant acquisition that John — John Klick and Chris Osborne led to acquire the LECG business in EMEA into the economic consulting business. A fantastic acquisition that I, listening to Jeff’s presentation, I think ticks almost every box of what a good acquisition looks like. It was fantastic. And again, the majority of those people are still here.

By 2013, EMEA was 16% of global FTI revenues. Again, a good start. By 2014, and as Paul mentioned around the consolidation of offices, we brought 3 of our offices in London together in a fantastic facility in order to go straight in the city of London. I’m very proud to say, and I do use this when — any opportunities to wind up my U.S. colleagues, London is the largest office globally in the FTI empire. You go back to before the acquisition of Financial Dynamics 10 years ago, there were a few folks hanging around. I think that’s a great story.

In 2014 — sorry, 2015, we’ve already reached 850 billable professionals in the region across these fantastic segments that you’ve heard about this morning. And by 2016, last year, we delivered record revenues and EBITDA for the region.

I love it. This is a slide that demonstrates that the journey that we have been on has worked. It demonstrates that this has been an impressive period of growth for the EMEA region.

We have more than doubled our headcount from broadly 500 folks in 2010 to nearly 1,000 billable professionals in the region as we — as I stand here today. That takes a lot of hard work. It’s a relentless war for talent, and we are winning that war for talent in the region.

Look at revenues. We’ve increased our revenues from $267 million to our last 4 quarters, last 12 months revenues of $343 million. That’s a 28.3% increase. And that’s impressive.

Next slide, please. Thank you.

We now have established the people in the region, the solutions, the client base. And if you overlay what I believe strongly, we have a favorable and growing addressable market for the FTI business. We now have 20 offices, we’re in 12 countries, and I’ve mentioned the number of revenue-generating professionals.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

A number of my colleagues have mentioned the awards that their segment colleagues have won over the years. I’m not going to go through all of those. But just to make the point in the 10-year journey for the region, I know it’s incredibly impressive that our leading professionals can — more recently, these are 2015, 2016, 2017 awards. This reflects the quality, the absolute quality of the leadership that we have across our segments.

I have a saying in EMEA. I sort of made it up, but it resonates with where we are, is that this is our time. I’m a great believer in momentum, and of course, momentum can work both ways in a business, particularly a professional services — in a professional services environment. We have fantastic momentum in our EMEA business. I see it every day whether I’m queuing up for a cup of coffee in (inaudible) Street, whether I’m out with my colleagues or clients, whether we’re talking about an acquisition, whether we’re talking about wanting to hire this person or that person, our people believe — and this is important, that we are in a strong position to grow.

Collectively — and it is a collective effort, we believe there’s so much more that we can still do. There are professionals, there are more clients that 5 years ago, would not sort of maybe heard of FTI in Europe, may not have been doing business with us in Europe, may not have been contemplating a career with FTI in Europe. Maybe even 3, 4 years ago.

Today, it’s all changed. We are seeing a stream of people who have the curiosity to want to understand what is going on with that FTI business, the one that I’d never heard of x years ago? What are they doing? What are they doing right that gives them the right to be leading on that assignment or that assignment? And my God, they just hired that person, wow, he or she must be seeing something that’s really powerful in what we’re doing.

It’s our jobs, the leadership of EMEA, the SMDs in EMEA, there’s 105 of us. There’s another 110, 120 high-potential managing directors. And it’s their job, our job, to relentlessly win the war for talent in the market. And that takes time. That takes discipline. And an individual that’s looking to move from company A or to pursue his or her career somewhere else, don’t just wake up one day and say, “I’m going to move.” You have to get to know that individual. You have to spend time with him. You have to sell what we’ve got. We are relentlessly doing that.

Investments, and here’s the understated bit. I think we have done a fantastic job in making investments in EMEA. We have adopted almost a portfolio approach where we have investments that are at the beginning of their journey. And we may have invested short-term EBITDA, we probably have, to make that investment in market-leading professionals that want to come and join us. But we know that it will take 6 months, 9 months, 12 months, maybe 15 months, to turn that business into a profit. But if you hire the right professionals, I say there’s a sporting chance that they will themselves bring professionals with them, they will attract the right professionals. And then you have the confidence to continue investing in them.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

We have businesses that are somewhere in the middle of that journey. And we have businesses that are making the money that they said they would make when they joined us 3 years ago. That portfolio approach has been very effective. We will continue to do that. We have a much better instinct now for the professionals who will, I’m going to say, live in an environment like FTI. I don’t mean that in a negative sense. I mean leave behind perhaps another brand, to come and operate within our business and be successful. We have got — we’re getting a lot better at — in fact, I’d say we’re very good at, integrating those market-leading professionals into our business.

If I look back at the chart that does that in terms of our financial performance, that reflects the net impact of making those investments. We’ve made those investments over the course of the last 3, 4 years. And even with the negative foreign exchange headwinds, we’ve continued to grow the business. I think that’s impressive.

The other thing that’s out there that’s extremely favorable for us, we are not an audit firm. And to the best of my knowledge, I don’t think our leadership has got any intention of being an audit firm. Audit firms are fine. But what they do is they create conflict within the firms that they — within the accounting firm that’s off serving them.

Our independent platform is an incredibly powerful thing. Sure, we have the odd conflict, but a conflicts check in FTI, we do them thoroughly, you can get back to your client by the end of the day. It’s not necessarily the case in other firms. That doesn’t mean you win the case, of course. But it means that we don’t have the conflicts that others have. There’s this lovely concept in the U.K. of auditor rotation. I love it. There is this concept of — not theory, practice where if you’re an audit firm, you cannot — there’s prohibitions around what you can sell to your audit clients. There are caps on the work that you can do. That provides us with a great opportunity to grow our business.

Seeing the professionals within those environments, who are used to working on complex matters may not be able to work on those matters because there are conflicts. Those senior professionals may consider that they want to come to a firm where there are no such conflicts, but we now have a market presence where we won’t — we’re not quite the risk that we might have been 10 years ago. We’re not the risk that we were 10 years ago. We’re not the risk that we were 5 years ago. We are going places.

Let me touch on my perception of cross segment collaboration. We are building a culture — hard to do — we’re building a culture in our European business, where it is the right thing to do to collaborate. Often despite incentives that might persuade you to do something else. It is the right thing to do the best thing for your clients and to collaborate with your colleagues. We believe in that.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

You can’t tell people to talk to each other. You can create an environment that encourages people to talk to each other. And that’s what we’re doing. And we’re doing it very effectively. The interaction between the segments in EMEA, in London, or in Brussels, or in Frankfurt, or in Madrid, or in South Africa, or in the Middle East, or whatever other countries I’ve forgotten, it’s real. It’s absolutely real. It makes a tangible difference to the growth trajectory of that business. It absolutely does.

There are so many examples where we’re taking 2, 3, sometimes 4, rarely 5 of our segments to present themselves to a client situation. Our Strategic Communications business, combining their fantastic employee engagement and change capabilities, so internal change programs, with Paul’s data and analytics capabilities in forensics, with strat comm’s digital expertise, this is a powerful combination that other agencies within the strat comms world simply cannot bring to their clients. Our cross segment approach is adding real value to our people and our clients. And I think it’s one of the key reasons, actually, why our clients come to us. We make that happen.

Building brand recognition awareness and reputation. Let me just mention a few examples. We have the leading — and I’ve touched on one — the leading restructuring team in the EMEA market, 1 or 2. They’re leading on the — they’ve led on the biggest oil and gas North Sea restructurings in the last couple of 3 years, and there’s been a few of them. They’re now working on a number of high-profile construction restructurings. There’s a number of them. This is a first-class team. And not because they are told to, they collaborate with Mike and Carlyn’s team in Houston on the oil and gas. We’ve got great relationships globally. And it works. It absolutely works that FTI is working on the global restructurings because we are connected.

Transaction services, financial diligence. A good example of investment that we made. Back end of 2013, we hired senior professionals to start our transaction services businesses. We hired them from one of the big 4 accounting firms. They provide financial diligence for the top tier private equity firms in the globe. We knew these individuals. We’ve been talking to them for — actually about a year. We now have 8 SMDs in that business, in London and Frankfurt. We have plans, potential plans for other Continental European jurisdictions.

We have completed in the last 2 years, 10, billion-dollar deals for the private equity community. I know that’s pretty impressive. Now these guys had a reputation before they came here. Of course. That’s why we hired them. But they had come to us and we have made it work for them, that made it work for us. And we knew they’d lose a bit of money, year one. We knew they’d break even, year 2. And then they’re making money, year 3. We will bet behind that team, and we are absolutely doing that. We have another SMD joining us in the next few days.

Our FLC team are spending a lot of time in corruption in sport. There’s a lot of that going on allegedly. And you’ve got a nice niche there. We’re investing behind it, and we’re making progress.

Our Strategic Communications professionals are supporting a number of our European corporates, the FTSE 250 and our Continental European colleagues as well. Reputational management. I mean, who would’ve known the demise that we’ve seen of some pretty significant corporates out there because they didn’t look after their reputation.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So let me go back briefly to cross segment, if I may, slightly out of order. Corporate social responsibility. One of the reasons that our London team, in particular, collaborate is because we’ve, again, set a culture of giving back to our local communities. And I’m very proud to — and I’m very proud and our teams are very proud that FTI has recently been named as one of the top 25 companies supporting and leading on corporate social responsibility efforts in the London market. I know I can’t put a financial score against that, but it makes professionals feel good, and that’s important. And our professionals in our EMEA business, in our London business, feel quite good about that.

Continental Europe. We are, at this point, a largely, in terms of numbers, 75% of our headcount is in our London business. That’s a good thing. We have fantastic, thriving businesses in Brussels, in Paris, Frankfurt and Madrid. In Madrid and Paris, we have every segment represented in the office. It doesn’t have to be that way in every jurisdiction because it just may not make sense. But we are investing in Continental Europe hard. Steve mentioned Germany. We need to get that right, and we will. We will continue to explore opportunities to expand our service offerings to support our clients in a post-Brexit world. And that’s looking like a crazy world, whatever you read about.

Integrating new technologies. Technology-based propositions and solutions is a top growth priority. I mean, Carlyn touched on it. Obviously, Sophie covered it extremely well. But what I’m talking about here is looking at our core offerings, whether being tax, forensics, digital communications, social media, the world is moving very fast, and we have to move quickly, just to keep up, frankly. The world of forensics is different now than it was even 2, 3 years ago. So technology-based proposition is very, very important.

And then finally, continuing the war for talent. I’ve touched on this. We are relentless about this. You have to be. You absolutely have to be. This is part of our job. And I’ll say no more than that, other than to say that since the beginning of 2014, we have hired 100 SMDs and MDs in our EMEA business, 100. And we get great support from our EMEA and global support functions to make that happen.

So finally, where can we take this region? I hope I’ve whet your appetite that we have a great journey ahead of us, and we do. We have hardly begun to scratch the surface of where we can take the region. This is almost like a perfect storm. The market, the regulation, the competitors, the platform that we have, the strong culture of collaboration that we have. If we mess this up, then I probably won’t be here to present this next time.

But though, seriously, thank you for your time. As I say, I hope I’ve whet your appetite where we can take this region. And we have a leadership team in EMEA that’s been created over the last 4 months, 4, 5 months, that is cross-segment, has the full support of the global leaders that you have heard from today to take the region in conjunction with the global leadership to the next place.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

So my next job is to introduce our CFO, Ajay. And Ajay’s going to bring everything you heard thus far together from a financial perspective. He’s going to talk about a number of the revenue initiatives that you’ve heard about. And like all good CFOs, he’s going to talk about the disciplined management of our cost structure and our balance sheet. Ajay, over to you.

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

Thank you, Kevin. I am really, really proud to represent Kevin. I mean, what he has achieved — what he and his team has achieved in EMEA is terrific. Failure is not an option. And I’m very, very excited by what all lies ahead for us.

So with that, firstly, thank you for being shareholders. I am personally grateful. And for those of you who are not currently shareholders, I hope you will become shareholders and give us an opportunity to serve you.

Now I am standing in between you and when you get to ask all my colleagues questions, because they are the ones who do the real work. I am simply representing them. And you’re going to get a chance to ask all of us lots and lots of questions, I hope.

I have merely 10 slides today. And what I’m going to do, I’m covering 4 key things in my slides. First, I’m going to prove out to you why we think we’re going to get double digit — sustained double-digit earnings growth over time. So that’s awfully important. That drives valuation. That’s sort of my first slide.

I will review financial information, our results over the last 3 years. I’ll do that in a few slides, 3 slides. Then what this is about, and I think the question on all your mind, and I hope you heard the answers as you heard presentations from my colleagues, is where’s the growth going to come from? So I will recap what I heard and where I think the growth is going to come from.

And finally, I’ll postulate the investment thesis, why I think you ought to be growing shareholders of FTI. So those are my objectives for today.

So first slide, and this is — I’m repeating a slide that Steve showed earlier. Our objective is sustained double-digit earnings growth, EPS growth over time. If you look at the last few years, we’ve — there are all those years where you will exceed and go lower because of the cyclical nature of our business, but over time, we have not achieved the double-digit. We’ve come a little shy of the double-digit. We are saying now sustained double-digit EPS growth over time. That’s the objective. And why do we feel we’re at that crossroads today? It comes, as Steve said, from 2 things, disciplined use of cash and growing EBITDA.

There’s a particular aspect in this business that I absolutely love, that is the inherent free cash flow that this business — this is a very low capital intensity business. I’ve spent my — most of my career in the telecom business which has incredibly high capital intensity. This business has incredibly low capital

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

intensity. That is an essential feature of this business and one that makes it a very, very attractive investment. Under Steve’s leadership and guidance, what this company has done over the last few years has been very, very disciplined in the use of cash. I’m telling you now, that will continue. That disciplined use of cash has been in reducing the debt load, it has been in buying back stock. We have bought back, since I’ve been here, 12% of the shares outstanding of this company.

So we will — reducing the debt load, buying back the stock and doing the right tuck-in acquisition. It is extremely tempting because there are so many companies up for sale and so many — everybody’s a qualified consultant. And everybody wants to retire. So — and you can easily sort of say, I bought some revenue and I bought some EBITDA, and then 5 years later, you’re paying for those folks again. We — as Jeff pointed out, we will look at acquisitions, but we will be incredibly pernickety and fastidious about what we buy if we buy.

So disciplined use of cash will continue. It is a central tenet for achieving double-digit earnings growth over time under Steve’s leadership. Okay.

Second is growing EBITDA. We’ve not grown EBITDA. Our EBITDA has been declining. Now, we are going to grow EBITDA. And if you couple growing EBITDA with disciplined use of cash, the upside is enormous if you do the 2 together. And why do I feel confident that we will get double-digit — that we will get EBITDA growth now that we were not getting before? There are 3 or 4 key reasons.

One, the biggest reason, our technology and our FLC segments have been dragging us down in aggregate. There have pieces in their construction solutions, what a brilliant business. Construction companies are prone to dispute. Construction — big, large, construction projects are globally ripe for dispute, and what a great business Mr. Ficca built in that area. But in aggregate, FLC and tech EBITDA has been declining. No more. And I’m going to prove it to you in some of the slides why that no more will apply.

So that is sort of the biggest reason. Other areas, continue to grow. This one bottoms out. We should get EBITDA growth. If not, EBITDA growth from these areas as well. That’s sort of one.

Two. Look, we have adequate capacity in terms of the people we have. We will continue to invest in key areas, et cetera, but we will drive higher utilization from the people that we have. So growth with higher utilization. We have — not only have we been disciplined in buying back stock and debt, et cetera, we will also build up the headcount in this business. You heard what Kevin said about EMEA and you heard him say that growth, whilst you’re hiring people, negatively impacts EBITDA for a while. The person you hired doesn’t start producing from day 1. Rarely, right? So we will realize higher utilization and higher EBITDA from the people that we have hired, from the capacity that we have built. And we will continue to find new talent and expand. So — and I’ll recap some of those specific growth initiatives that people talked about.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Growth. Growth with higher utilization. Two businesses not bringing us down. Therefore EBITDA will growth — grow. You add growing EBITDA to disciplined use of cash, you get sustained double-digit EPS growth over time. That’s why this is a great investment. Straightforward.

Okay. Next 3 slides are financial slides. Now we got to put the GAAP measures and the non-GAAP measures with equal prominence on each page. What that means is there’s too much information in all of these pages. But I will try and distill, this is the right thing to do, and we have a very strong accounting and legal framework in our company. It’s important. Look, we do forensic and litigation consulting for the world, we have to be the best. We have — it’s like Caesar’s wife. We have to be really, really pure, and we are.

So let me tell you what these 3 pages are saying. So the first page, the big blue bar is revenue. And what this is saying is, look, revenue is growing, but very slow. It’s not huge. This bar doesn’t look as if it’s upward sloping. It looks flat to slightly up, okay? And in 2017, it’s down. That guidance is lower than the revenue number for 2016. So few explanations on that.

One, [30%] of our revenues are now outside from the United States. And the bulk of that is the British, the U.K. Pound was $1.65 in 2014; it’s $1.31 now. If that exchange rate had not gone the way it had gone, this growth rate would’ve been higher. ‘14 would’ve been 5%, ‘15 and ‘16 would’ve been around 4% each. Somewhat better than what you can see visually from these numbers.

In 2017, it’s down because the first half of last year was very strong in retail bankruptcies and mining and other bankruptcies, and the first half of this year was not quite so strong for us. But we picked up steam in the third quarter. Year-over-year third quarter is very strong. We’re guiding to a strong second half and so shall it be. Okay? That’s the trend line that I’m pointing to on revenue.

On EBITDA, which is the dark blue smaller bars. That’s a down EBITDA, $210 million, $205 million, $203 million, right? And we don’t provide as yet EBITDA guidance so I’m not going to give you the 2017 guidance. We don’t provide it. But EBITDA has been flat to down. Despite flat to down EBITDA, the earnings per share is upward sloping. That is the disciplined use of cash. That is we have been reducing the share count, we have been buying back — reducing the debt load, therefore the interest payment. That’s why that earnings — those earnings have been growing. Now couple that with EBITDA growth, the potential is enormous.

We’re building a platform. We’re not only buying back debt and buying back stock, we’ve also been hiring. Even after the 4% headcount reduction. 4% of our workforce we laid off this summer. Despite — and to boost utilization in the right places, we did the cuts, we did the tough actions. Even with that, if you look from 2014 to 2016, billable headcount is up from 3,344, to 3,619, 10% increase in billable headcount. And non-billable headcount is flat to down. The layoffs we did, 4% of the workforce, 75% were billable, 25% were non-billable. We are — I am going to watch SG&A like a hawk, supported by Mr. Linton and all the other team members there. That’s my job. I’m programmed to do that. And

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

meanwhile, we are growing billable headcount and — but doing it judiciously in the right places and focusing intensely and passionately focusing on utilization. Utilization, revenue per professional, gross margin per SMD, these are our walking around statistics. We watch those statistics. We have built a platform that can do a lot more than we are doing today in terms of revenue and profitability.

This is my favorite slide. This business generates enormous free cash flow. Free cash flow is defined as, by us, as operating cash flow less CapEx. Over the last 3 years, on average every year, we have generated $136 million of free cash flow. $136 million of free cash flow on about $1.8 billion in revenue. That’s what this company has been. That’s terrific. And if you notice that what we’ve done with it is the big, tall, dark blue bar is net debt, that’s gross debt less cash on hand, that net debt is down in the last quarter. At the end of September, that bar is higher than the bar at the end of 2016, $149 million going up to $303 million for a couple of reasons. Most of our free cash flow, we get in Q4, typically number one; and number two, we have been buying back a fair amount of stock. And if you can see on the stock, we’ve gone from 41.2 million shares down to 37.9 million shares. That’s the line, and that’s 12% of our shares outstanding in 1.5 years.

We want to stay gross debt leverage under 2.5x. We want to be conservative. And we want to keep generating free cash flow, use it to grow our business, use it to do the right acquisitions, use it to reduce debt, use it to buy back stock.

Where is the growth coming — going to come from? If you’re the leading dominant player the world over, where is the growth going to come from? And where are you going to get the growth with high utilization? That is the central question that this team here, this leadership team answered today. So why do I feel confident? First and foremost, it’s this leadership team. These are the best in the world, in my opinion. So that’s number one. That they will drive growth with a higher utilization; that they will enhance organic revenue and adjusted EBITDA growth.

And how will they do it? On the right-hand side, they will increase market share in the U.S. and overseas. They will move into adjacencies, and we’ll talk about some specifics in the next couple of slides. They will — deeper penetration in key geographies while at the same time, remaining intensely focused on SG&A. You heard what Mr. Linton said about real estate, for example.

So let’s get more specific and let me just recap. So proper finance and restructuring. Let me put this to you very simply. We are the doctors that get called in when the patient is in the ICU. We’re the leading restructuring shop on the planet. So don’t you think we could go in also when the patient is slightly before ICU, the stressed companies piece? You heard what Carlyn and Mike said, it’s 60-40 today, 60% from stressed and 40% — 60% from restructuring and 40% from the stressed piece. They want to make it 50-50. They announced that today. And they talked about still growing and making it 50-50. We’re in full position to deliver that because we are the guys who get called in when the patient is in ICU. Who better to trust than us? Okay. That’s a core growth area for us. Beyond that, we can grow restructuring globally as different geographies and countries change their laws to facilitate restructuring and deeper penetration of key industries.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Prior to this, I’ve been CFO for 17 years in highly cyclical industries, mostly in the telecoms space. I have worked with Carlyn Taylor for eons. There is nobody better in TMT than her. Nobody, period. And the whole telecom industry knows that. So when interest rates go up 300 basis points and the telecom industry, people get fed up of the dividends and so, oh boy this is going to go bust, imagine how much money we will make.

And under Mike’s leadership, of course there’s nobody who any CEO or CFO would want by their side rather than Mike in the — on the corporate side and restructuring and also creditor side.

Economic Consulting. We have the world’s best economists. We have Nobel Prize winners on our payroll. And we — in the United States, we will maintain that dominant position in Compass Lexecon. That’s the brand we have there. I have no doubt about that, we will. And we will — there will be adjacencies we will pursue under Chris’ leadership, Chris is a great — himself, he’s a great international arbitration expert. We will bring that expertise more to the United States as well. So even though we are the dominant player, there are growth opportunities there as well. And there are other geographies to expand to.

I was — my parents live in India. I was recently in the Delhi office. Boy, those kids? They can compete with anyone, anywhere. And those economists will do exceedingly well. So Chris has built that franchise, continues to build that. So I think in Economic Consulting too, we have great prospects. Let’s keep going.

FLC and Technology. Look at those graphs, they are downward-sloping graphs. I’m sure you all notice that. But look at the last 2 rows there, the last 2 columns there, the EBITDA decline is slowing down. From $57 million to $55 million in 2016 versus the last 4 quarters. From $25 million to $24 million in Technology. And if you look at the very last quarter, you would see that bottoming out even more pronounced.

This is the central reason, one of the central reasons, as I mentioned earlier, that I think EBITDA is now poised to grow. So how have they achieved this? How have Sophie and Paul and others achieved this? They have achieved this by cutting costs; number one. We took out headcount in this area. Another — in these 2 areas to increase utilization. We did that. Number two, we are passionately focused on growth with higher utilization in these 2 areas. And number three, and these are different from each of these areas, there are growth opportunities in these areas.

Mr. Ficca talked about construction solutions. Whilst we may have shut down the office in Panama, we have hired a lot of construction solutions experts in Dubai. They’re building a lot in the Middle East, right? So that’s the kind of — it has to be laser-focused, and we are doing that. We’re building our data analytics business quite handsomely in FLC. And last but not the least, cybersecurity. Every board is focused on cybersecurity. Who better than us? And God, we have hired experts there. So those are the areas.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

In technology, Sophie is completely changing around. Instead of being — instead of Ringtail, that software with consulting to only exclusive to us, now, we’re willing to sell Ringtail to other people, and we’re willing to take other people’s software to sell to our clients so that we can become software-agnostic and client-centric. Very straightforward. That’s difficult to execute.

We’re expanding our adjacencies to information governance, to cybersecurity, et cetera there as well. That bottoming out of EBITDA while exploiting other growth opportunities and growing the other areas is what gives us confidence that we’ve done — we are at an inflection point in EBITDA.

Last but not the least, Mark McCall talked about Strategic Communications. We are the experts with impact. We go into companies when they have their most serious crisis. So they need some public relations — they need some corporate communications help as well. And we have a ready handy team available to do that. And the large multinationals, we are already doing that. And we intend to continue to expand that opportunity across the globe. I’m confident they can do this. Those are our growth opportunities. We have commanding market share and growth opportunities. We are laser-focused on utilization.

Okay. So just recapping only 2 slides left before you can ask us any question that comes to your mind. We have invested where we have the right to win. We have hired a lot of people in a lot of geographies. We can do more with what we have.

We have taken action were we’re not well-positioned. Holly talked about this. She has supported growth. She has also supported where it needs to do cuts in the right way. We’ve done strategic refreshers. Strat comm, Technology, FLC, we don’t hesitate to make changes when they’re necessary to make them.

We have assessed infrastructure costs, that’s code for real estate and all the other areas, and Paul Linton talked about that. And we are going to be incredibly disciplined towards capital allocation and treasuring that free cash flow that is generated through the hard work of our practitioners bringing in all that money. That money will not be whittled away. We will use it very, very, very judiciously.

So the investment thesis. Disciplined use of cash plus growth in EBITDA will give you double-digit EPS growth over time. That’s the financial. More than that, you’re buying the people, you’re buying the manager, you’re buying Steve’s leadership, you’re buying his team, you’re buying the people who you met. You’ve met everybody today. You met the people who lead the segments, the regions, the corporate. These folks are going to drive the earnings growth. Plus these financial metrics is the reason to own the stock.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

And I’m telling you all this, and in none of this did I say the 3 core drivers of our business, external drivers, are bankruptcy, fraud and disputes. We’re not in peak cycles for either of the 3. Credit is cheap, markets are robust, not too many disputes and Ponzi schemes are showing up so far, and M&A is somewhat maybe muted in some quarters and not so in others. So despite not being in peak cycle in these 3 things, I’m still saying we are poised for double-digit earnings growth over time with EBITDA growth for disciplined use of cash. The best is yet to come for FTI.

So I do want to do one more thing before we open it up for questions, is to thank Mollie and Abby, who have run this entire show. My job as CFO becomes so much easier because they do such a great job with Investor Relations. So let’s give them a round of applause.

It’s going to take about 5 minutes — no?

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

We’re going to just try to get them up as soon as you can (inaudible) what we’ll do is we’ll try to get everyone out of here as close to 2:30. If we don’t get to all the questions, we are happy to take questions (inaudible).

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

Okay. So management team, come on up and we’ll do the questions.

QUESTIONS AND ANSWERS

Unidentified Company Representative -

That’s pretty quickly done.

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

Very quick, guys. Nice and efficient. So I think we’re ready to start Q&A. Any questions from the audience? [Abby]?

Unidentified Analyst -

Great. I have a bunch. First question, can you talk about today’s utilization? In almost every division, the revenue per head had gone down. So the revenue has gone up, but the headcount — revenue had gone up and headcount had gone up, so revenue per headcount had gone down in Europe and all these places. So where is utilization today? And if you didn’t hire another person, what could revenue and EBITDA be on the existing staff? Then I have a follow up.

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

Ajay?

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

So the 3 segments for utilization mix. So firstly, why is — you’re saying utilization is low.

Unidentified Analyst -

It’s a mathematical question.

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

Yes. So I’ll answer that. Give me a second. So you’re saying why utilization is low or where it’s at. So if you take 3 areas, you take Corporate Finance and you take FLC and you take E Con, those are the 3 areas where we report utilization every quarter. We never give our utilization numbers. It’s in the 60% ZIP code in Corporate Finance, just over, and just under on FLC, and then the 70% ZIP Code in E Con, in those 3 segments. And then in Technology and strat comm, we don’t publish the utilization number because in Technology, we’re bundling a software package with it. And there is public relations. So that’s the answer to what is it, okay? That was your first question, I think, right? Your second question is, where could you take it if you didn’t hire an additional person? So we are going to hire an additional person. That would be my first answer, because we have a lot of growth opportunity. But certainly, we would see higher — especially in Corporate and in FLC, in particular, we would expect to see higher utilization than the numbers we have had recently.

Unidentified Analyst -

I’m sorry, that didn’t answer it. What is the revenue in EBITDA you can generate with the existing workforce higher than today? I mean, you should know that. I mean it’s your business. And you’re underutilized right now and you’re hiring people. So it’s easy to grow revenue if you keep hiring people and the revenue per headcount, right, goes down. So you’re taking shareholders’ money, you’re hiring people, but you’re not generating more revenue per headcount. You’re not generating the appropriate return on invested capital. So what is the revenue and EBITDA you would generate if you actually utilized the people appropriately?

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

If you take a 5% increase in utilization across the board, if that is...

Unidentified Analyst -

Well, what do you think the right number is? What are you running it to that you would feel happy with that it’d be world class?

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

Higher the better. But I would...

Unidentified Analyst -

(inaudible) roll off your tongue, you should know the answer.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

It’s already rolled off my tongue. 5% higher utilization in at least those 2 segments is where we would drive it to.

Unidentified Analyst -

What is that translating to?

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

And if you get 5% higher utilization without any of the other cost increases that would come with variable expenditures and what have you, you could, on a year-over-year basis, you could get 10% to 20% improvement in EBITDA.

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

Any other questions? Trevor.

Unidentified Analyst -

I just wanted to ask quickly just about the regional matrix structure in EMEA. What specifically about it that you feel drove the growth there? And then given I guess the announcements earlier today, what gives you confidence that, that will translate into growth in the U.S.?

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

I’ll take a crack at that. Kevin you can add to it. Where are you, Kevin? There you are. So look, I think it’s a good example of teaming across the matrix. I mean, some of what we achieved in Europe was driven by individual segments. The other thing that we’ve managed to do is actually get the sort of collaboration across segments on a couple of different ways. One is going to market, which has allowed us to win assignments that we don’t win — didn’t historically win. Second one is the presence in the market as a whole has made a real difference. We have a perception in, not in every place in Europe, but in the U.K. now, that FTI is a winning place, which just creates a different dynamic for attracting the best people from the outside. You attract the best people from the outside, the phone starts ringing off the hook, you really have opportunities for growth. I would say those will be the 2 if I was going to be succinct. Do you want to add anything or are you good?

Kevin Hewitt FTI Consulting, Inc. - EMEA Chairman

I would just add one thing, which is to say that the, I think, the best investments are made by local people. So I think I have a full understanding of your local markets, the local people, the local dynamics, the local regulation, and I think that, that’s very important. And we’ve got that leadership team in EMEA to think about growth, and I think that’s a fundamental part of the regional matrix, as you say.

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

(inaudible)

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Unidentified Analyst -

Two questions. Firstly on pricing, and I know that pricing is going to be hard to pin down, say, in Corporate Finance because of the various mix shifts. But can you help us understand in at least the 3 big segments how pricing is supposed to evolve over the next 3 to 5 years over and above inflation? And given your estimate of inflation, that’s one. And the second question relates to what you think is the peak EBITDA margin that you can generate, either on the aggregate over the next 5 years, or in 3 main segments, if you can give any idea of what that peak would be.

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

So on pricing. Every segment looks at pricing and looks at — every sub practice within a segment looks at pricing as well with them. And it’s not — I can’t tell you it’s 4% per — we have our budget models that might say that, but that’s not how it works. What it works is every sub practice looks at what are the various things that they need to price at. So some general rules. Business transformation is more price-sensitive than restructuring, for example. In FLC, if you’re — if there is a dispute and you’re doing an investigation of a fraud that has to be done timely, maybe less price-sensitive than if you’re doing — if the company’s in a profit improvement and you’ve been brought in over a period of time. So it depends on how time-critical and time-sensitive the situation may be, where you have more pricing power or less pricing power. That situational sub-practice level is not more important than just general. It’s — we are not in the audit business, where you say, “Okay, one year has passed, I have wage inflation, therefore, I want to do 4% pricing increase.” There is some element of that. For example in our E Con practice, where we have the dominant position, and our clients — I would say this is never the case, but clients feel that they can’t do without us almost. There, you can say, “Look, wage inflation, therefore, I need to do some price inflation as well.” So it varies by segment in that manner. I hope that’s at least helpful. If any of the segment leaders want to add more color, that would be — Chris, I think...

Christopher Osborne FTI Consulting, Inc. - Global Leader of Economic Consulting Segment

I’ll say the — so pricing, it’s a little bit like pricing hotel rooms, right. There’s a rack rate and there’s a rate that you get some of the time. And in some parts of the world, those things are quite different. And in some parts of the business, they are managed so as to be very tightly the same. In EMEA, generally within E Con, we have raised rates by up to 5% every year for the last 9 years. And like-for-like wages in nominal terms, broadly speaking, have stayed constant. And that reflects the fact that the labor market is where it is, and our presence in economics market is what it is. I would expect to see something like that. Now not all of those increases stick and there are management tools that you use to see whether it works or not. But those, in fact...

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Let me talk about, in restructuring, it really is based upon how robust the market is. So when the market is just — it’s not a very robust restructuring market now, we’ve been increasing rates the last few years similar to inflation. But when the market gets really hot, not only does utilization go up, but pricing gets a lot better. And it’s really based upon supply and demand. The restructuring market is really a tight-knit, smaller group of professionals. So when there’s a lot of restructurings out there, you could hold price.

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

But when the market’s slow the way it’s been over the last few years, it’s very hard to be — it’s a very competitive market in terms of pricing. But we’ve still managed to move up with inflation over the last few years.

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

On margins — sorry, anything else? On margins, [Vikram], our objective is to grow EBITDA. Margin is an outcome. So what do I mean by that? So for example, cybersecurity. You could take the fact don’t hire anybody because the day you hire them, it’s going to take them a while to figure out how the company works and things of that nature. So then don’t just go into that business — you wouldn’t grow the business. You wouldn’t, at least, grow from hiring additional people or going into adjacencies if you were fixated on a percentage margin. So we’re fixated on growing EBITDA, and that includes — with the free cash flow we generate, it includes going into new areas and where adjacencies where we have a right to win. It also means driving higher utilization from the people that we have. So yes, we believe we can generate higher margins from higher revenue and from the EBITDA growth, but we have not, and we have resisted giving you an — a margin percentage by segment goals for this reason. We want to have the flexibility to expand into adjacencies, where we have been making bets and hurting our overall aggregate margins to grow the eventual franchise.

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

Marc?

Marc Frye Riddick Sidoti & Company, LLC - Research Analyst

So I was wondering, one of the things that seemed to cut across multiple segments and disciplines was the focus on industry specialization and some of the — and I was wondering if maybe each of you can maybe spend a couple of moments talking about maybe how that entire process maybe germinated, if you will, and kind of where you are, maybe what inning you are in the process of getting from where you are to where you would like to be.

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Maybe Carlyn?

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

So Carlyn, do you want to start?

Carlyn R. Taylor FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Yes, I’ll take that one. So I started the telecom, media and tech practice and then was asked to lead the industries for the firm at a time when we had 4 industries that had been self-organized from within. That was about 6, 7 years ago. So at that time, we said, “Look, the industry practices get greater win rates when they team up with our product specialties, and so we should pursue that with greater vigor.” And I held that position for about 4.5 years, almost 5 years before taking on the co-leadership of Corporate Finance. And during that time, we went from 4 well-organized industries and 1 that had kind of pockets

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

in different — which we held a lot people, but it wasn’t pulled altogether, to having 9 industry practices in an organized way with leadership and focus and all that. And now we have, I would say, 9 really large ones, and you heard us talk about 20 industries. We have 11 other smaller ones. They’re all organized with a leader, with proactive marketing, with pursuing what’s going on in their sector. So I think we’ve made tremendous progress in industries. I think it’s a big part of our win rate. I’ll give you an example in Corporate Finance, even just since taking over the leadership there. Health care, we’ve always had a ton of health care expertise. But actually, in health care restructuring, we weren’t doing as well as we should have. And if you say 2 years ago we had a couple of health care restructurings going on, and we got that team super organized with Health Solutions and Corp Fin. And right now, we have 10: 7 company-side and 3 secured lenders. And it’s just kicking ass. So that’s kind of giving you a flavor of the focus of the change over time in industry. It takes a long time to do. It’s been probably 7 years in the making to be where we are now.

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

Yes?

Unidentified Participant -

I was just kind of curious if — maybe one qualitative and one quantitative question. The qualitative, I think of FTI as a very high-octane restructuring brand. That’s from my personal experience. And I was curious if that’s ever a problem when trying to secure kind of more nonrestructuring mandates. I mean, when I think of an announcement of FTI being hired, I think of like, “Oh, there might be problems there.” And I’m curious if that’s ever something that you guys run into. And then the quantitative one, you guys gave a very interesting stat on the 10 to 15x revenue uplift from really going deeper with this client that you had mentioned doing a lot of work with. And I was curious what you think that uplift is across the portfolio.

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

Okay. So Carlyn, do you want to take the first part, and John, maybe the second?

Carlyn R. Taylor FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Sure, yes. I mean, to answer your first question, the answer is absolutely yes, but it depends on the industry. So FTI is extremely well known in Wall Street and the legal community. Pretty much any senior person in those firms knows who FTI is, right? But when you go on, I’d like to say, Main Street, it totally depends on the industry. And when I try — I spend a lot of time trying to hire senior professionals to do business transformation from our competitors. By the way, we’ve hired quite a few in the last 18 months, and we’re still — we’re pursuing a lot right now. And many of them get a little nervous about trying to do business transformation in a firm if they’ve known the firm is restructuring. But what I like to tell them is, “Look at the industries where we have a real reputation in business transformation. And those industries don’t even really kind of realize we’re a restructuring firm.” So we can make progress there. And we also have to do a lot with our branding, and that’s why we’ve rolled out business transformation. We have to clearly say things like, “Look, we’re dominant in restructuring, but it’s about

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

15% of FTI,” things like that. It’s mid-teens. And they say, “Oh, okay.” There’s a lot about FTI you don’t know, right? So that’s how you have to — sometimes, you have to get over it. It depends who the audience is.

John C. Klick FTI Consulting, Inc. - SVP

So in terms of the uplift, I think that — I think it’s fair to say that this particular client is probably somewhat unusual. I mean, if you think about the portfolio of clients we have, we have litigation clients and we have, let’s call it, nondisputes clients and sometimes, we have clients that are both. But these — the ability — this client is particularly hierarchical. You talk to the top 20, 30 people in the firm. You’re talking to the whole firm. We have corporate clients who are completely decentralized, which makes just the fact of doing this thing difficult. And then the same thing is true with law firms. You got some that are a recommendation from one partner to another really carries weight, and you’ve got firms where that doesn’t happen. I do think, though, that in almost every client we’ve got, there is uplift from going in there with the starting point as what are you facing, what are your clients — if you’re a law firm, what are they facing, getting a deeper understanding of those issues, and then being able to bring the breadth of what you’ve heard today to those clients. And it’s been remarkable, really, having that conversation. Right in that first conversation, you’re starting to work together on the problem. And so it really — there’s going to be uplift, I would say, in virtually every situation. But I wouldn’t predict that it’s 10 to 15x historical revenues or anything like that. And it’s intensive. It’s labor-intensive doing it. So yes, I think there’d be uplift across the platform, but I wouldn’t want to predict any — a given number. It’s just going to be very client-dependent.

Unidentified Participant -

I have 2 more questions, partly related. The first is on interest rates. You’ve talked about, specifically, bankruptcy, that if the rates go up and go beyond a certain level, you could get more telecom-related burdens. Within that interest rate scenario, is there a specific number for the tenure in today’s low-interest rate world, beyond which you would start to see increasing debt loads begin to impact industries, number one? And in the retail industry environment, does interest rate really matter? Or is the Amazon effect going to help you and your competitors longer term? That’s question one. And the second one, and I can repeat it, is, what sort of visibility do you have in your business overall? Typically, in a consulting firm, you have a concept of book-to-bill. I know you have 5 different businesses. But as you stand at the beginning of the year, how much visibility do you have — you needed as book-to-bill or any other kind of nonbalance sheet metric that you guys rely on?

Carlyn R. Taylor FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

Want me take that one?

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

You, and then Ajay for the second one.

Carlyn R. Taylor FTI Consulting, Inc. - Global Co-Leader of Corporate Finance & Restructuring

So in certain industries — I mean, when you look at restructuring, restructurings are created by several different things. I like to call it bad management, bad deals, cyclical trends, secular trends, and then sort of the capital markets big up and down, right? So it isn’t just interest rates. So you got all those going on at once. What we focus on is industries in disruptions. So the secular trends, for example, retail, even if the economy is screaming healthy, retail is going through years of fundamental shift from bricks-and-mortar to online. So that’s going to give us a long-term group of bankruptcies there. Telecom is still going through that, although there’s been huge consolidation. We see other industries that go through commodity cycles, and we see those like energy and mining and so forth. So we’re very conscious of where those are coming. So I talked about in the presentation this morning, we’ve invested heavily on the restructuring side in retail and health care, where we’re seeing a lot. And we’re also thinking about bulking up more in auto because we see a lot coming there. So regardless of what’s happening with interest rates, you get these secular trends in certain sectors that drive a lot of restructurings in any market. If you get an interest rate increase, we’ll get a huge, huge increase in restructurings across a lot of different industries.

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

I don’t think you can look — I don’t look at it as a certain number. Granted, I would tell you, people talk about interest rates going up 0.5 points, it’s not going to have any impact. But I don’t have a target out there to a certain number.

Ajay J. Sabherwal FTI Consulting, Inc. - CFO

Visibility. So sure, we have 3, 6 months. We know the jobs we are working. We know those — they will go on for sometimes 3 months, sometimes 6 months, sometimes longer. But that’s where the — almost across the board, that’s where our sweet spot is in terms of visibility. But that still doesn’t mean that — you can’t predict that Toys “R” Us is going to go bankrupt and that we were going to get hired. So you can have — even there, you can have — even with that visibility, you can have discontinuities, both on the upside and the downside. You can’t — you are expecting a success fee. You think you’re going to get it, but the court date gets delayed because it’s at the end of the court date. They may expect somebody else puts in an objection, and then it gets delayed further and could make a significant difference. So that’s — those are the reasons why there are — we don’t give quarterly guidance, thank goodness. Even annual guidance is sometimes fraught with. But we must give guidance, we must give direction, and we must give the sustained double-digit EPS growth over time for all the good reasons we’ve shared.

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

So I think I’m going to turn it back to Steve just for a few closing remarks.

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

Yes. Let me just actually answer one more question on that for a second. The only thing I would say on that is there is lots of that, but our business isn’t only driven by visibility to the future. If you look at over a 2-year period, even if you have 0 visibility, our business is actually driven by the strength of our folks. So even if Chris has no visibility for the first half of 2020, I’m pretty confident we’re going to have a lot of

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

E Con business because there will be E Con jobs out there, this big, that big, and we’re the #1 E Con firm. So it’s the visibility in the actual book-to-bill, but it’s also something about the brand we have in the marketplace. And so over any extended period of time, it’s actually driven more by our brand than the marketplace. So over any short period of time, my poor friend here has to deal with your questions about why this quarter was it lower. Okay, does that help?

Can I — ladies and gentlemen, maybe you could step down and we’ll do one closing remark, okay? Thank you. Mark, can I ask you to grab this so I can find some room to not trip? Thanks, Nancy. I can do it. It’s fine. It’s good. It’s good. Thank you. That’s good enough. I have enough room, thanks. We’ve made it to the end. I think — do we coffee or something out there, Mollie?

Mollie Hawkes FTI Consulting, Inc. - MD of IR & Communications

Yes.

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

For people who didn’t get a chance to ask all your questions, all of us will be staying around for a little while, happy to answer any other further questions. Let me take a minute just to recap the day and maybe share just a slight tilt on the comments we’ve been making all day, and then we’ll go after the coffee, okay? So a recap, everybody remember this slide. Okay, this is what we’ve done today. After Mollie’s inspiring opening, we had all the segment leaders come through. This was a long day. You got to see — made it a long day for a purpose. You can give us feedback on whether it’s too long. But one of the reasons I thought it made sense to have a long day is for you to see all the leaders. Most of the leaders you saw are new in their job in the last 18 months. These are folks who are owning the agenda going forward for the next 3, 5 years for this company, and I thought it was — even as important as the content is for you to see these folks. This morning, you got to see each of the segments talk about where they saw they could take the business, the conviction that they had. This afternoon, we had a panel discussion to talk about some of the crosscutting opportunities. You had Kevin to sort of start to talk about the power of the region to the question that was asked about the power of the region to actually accelerate the growth. And I got a change to introduce you to Les going forward. And then Ajay gave the financial returns and then we had the Q&A. And I’m going to take just 1 more minute to close.

You all have your own notes. You all have your own takeaways. Let me just share a couple of thoughts that, at least, you can reflect on. I hope when you listened to our people you got a sense of who they are. They’re very different personalities, different conversational styles, some with British accent, some don’t. I think one of the things that I find most powerful about this team is I believe they all embrace 4 characteristics: these are folks who are willing to name issues and solve issues. You can’t punt on this stuff. You can’t wait for 20 years. This is not waiting for some revolution in the market to bail you out. In professional services, there’s so many different subsets. You need to be on top of the business, naming issues and solving issues. At the same time, while you’re managing utilization, you need to be willing to bold — bet boldly. If Kevin has views on where EMEA is going, he has to be willing and able to bet boldly even if it’s a near-term hit to utilization. That’s actually how we turned around EMEA, and that’s how

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11/13/2017 10:00 AM GMT, FTI Consulting Inc Investor Day

we’re going to continue to grow EMEA going forward. You need people who are doing that with high ambitions, and you also need businesspeople. Not businesspeople with high ambitions and theories, but businesspeople who know a good bet from a not-good bet. And on top of that and are managing it and drive the business, don’t let it unfold.

My confidence in this company is built off that leadership team. First, the point that great professional services firms should not have EBITDA dropping. Every great professional services, every firm that I know of with this caliber of people can have EBITDA growing. And then secondly, that we now have the team to do it.

Come back to this slide. We’ve had disciplined use of cash. I believe this team will — is in the process right now of delivering adjusted EBITDA growth by organic means.

The results of that are 2. Because this is a shareholder conference, we’ve talked about sustained, double-digit EPS growth over time, and we need to. But that’s not the only value that these people serve, and it’s not the only value that you want these people to serve because we are not a factory. This firm depends on people, on people loving to come to work, feeling supported in coming to work, feeling that they are part of a vibrant growth enterprise. When we do the top things on there, we do — Ajay can report double-digit EPS growth, but we can also have the money to occasionally invest behind low utilization people, who you think are going to be the next generation of growth, who are going to be the foundation, who are going to be the next Kevin Hewitt or next Carlyn Taylor. And when you do that, people love coming to work, they love staying at this company, they attract other people, and you’re in the virtuous circle of consulting, returns that allows you to invest behind great people that generates returns that allows you to invest in great people. It is that virtuous loop that I believe we are now entering, and that leaves us in the position that the brightest days of FTI are ahead of us.

Thank you for your time. Please join us for coffee outside.

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